Exhibit 99.2

Supplemental Finacial information Third Quarter 2016

Table of Contents
Third Quarter 2016

Forward-Looking Statements	3
Financial Information	
Consolidated Balance Sheets	4
Balance Sheet Information as of September 30, 2016 and December 31, 2015	5
Consolidated Statements of Operations	6
QTD Funds from Operations, Core FFO and Adjusted Core FFO	7
YTD Funds from Operations, Core FFO and Adjusted Core FFO	8
QTD Detail Recap of FFO	9
YTD Detail Recap of FFO	10
AFFO Comparisons to 3Q 2016	11
Portfolio Overview	
Equity Investments by Geographic Regions	12
Summary of Number of Units and Communities	13
Summary of Operating Communities	14
Summary of Notes Receivable	18
Operating Performance	
Reconciliation of Proportionate Net Operating Income	19
Proportionate Net Operating Income	20
Proportionate QTD Net Operating Income by Geographic Region and Market	21
Proportionate YTD Net Operating Income by Geographic Region and Market	23
Proportionate Same Store and Proportionate Quarterly Stabilized Same Store Net Operating Income Growth by Geographic Region and Market	25
Operating Metrics	
Consolidated QTD and YTD Operating Metrics by Geographic Region and Market	26
Consolidated QTD and YTD Same Store Operating Expenses	28
Consolidated Capital Expenditures - Same Store	29
Consolidated QTD General and Administrative and Corporate Property Management Expenses	30
Capital Deployment	
Summary of Developments	31
Acquisition and Disposition Summary - Three Years	32
Capitalization	
Debt Summary	33
Debt Recap by Multifamily Community	35
Proportionate EBITDA	37
Other Proportionate Debt Metrics	39
Sources of Funds Available	41
Equity Capitalization	
Preferred Stock, Common Stock and Common Stock Equivalents	42
Net Asset Value	
Road Map to Net Asset Value	43
Co-Investment Venture Partners	
Information on Joint Ventures	46
Guidance	
Full-Year 2016 Guidance	47
Guidance Reconciliations	48
Definitions and other Explanatory Information	49

© Monogram Residential Trust, Inc. 2

Forward-Looking Statements Third Quarter 2016 Certain statements made in the following supplemental financial information may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future events and developments and the future performance of Monogram Residential Trust, Inc. (which together with its subsidiaries may be referred to as the “Company,” “we,” “us,” or “our”), as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in the following supplemental financial information and in the Company’s outlook include, expectations regarding apartment market conditions and expectations regarding future operating conditions, including the Company’s current outlook as to expected funds from operations, core funds from operations, adjusted funds from operations, revenue, operating expenses, net operating income, capital expenditures, depreciation, gains on sales and net income and anticipated development activities (including projected construction expenditures and timing). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: we may abandon or defer development opportunities for a number of reasons, including, without limitation, changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed our original estimates; we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control; financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the growth of our development program which could limit our pursuit of opportunities; our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; and we may be unsuccessful in managing changes in our portfolio composition. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and may be discussed in subsequent filings with the SEC. © Monogram Residential Trust, Inc. 3

Financial Information
Consolidated Balance Sheets

(in thousands) (unaudited)

	September 30, 2016	December 31, 2015
Assets		
Real estate		
Land	$ 504,479	$ 497,360
Buildings and improvements	2,767,898	2,627,693
Gross operating real estate	3,272,377	3,125,053
Less: accumulated depreciation	(440,894)	(357,036)
Net operating real estate	2,831,483	2,768,017
Construction in progress, including land	212,486	333,153
Total real estate, net	3,043,969	3,101,170
Cash and cash equivalents	65,470	83,727
Intangibles, net	17,244	18,066
Other assets, net	64,093	64,993
Total assets	$ 3,190,776	$ 3,267,956
Liabilities		
Mortgages and notes payable, net	$ 1,520,008	$ 1,461,349
Credit facilities payable, net	7,622	45,495
Construction costs payable	24,828	36,975
Accounts payable and other liabilities	36,784	28,922
Deferred revenues and other gains	22,343	19,451
Distributions payable	12,602	12,494
Tenant security deposits	6,335	5,616
Total liabilities	1,630,522	1,610,302
Redeemable, noncontrolling interests	29,073	29,073
Equity		
Preferred stock	—	—
Common stock	17	17
Additional paid-in capital	1,438,450	1,436,254
Cumulative distributions and net income (loss)	(320,137)	(269,523)
Total equity attributable to common stockholders	1,118,330	1,166,748
Non-redeemable noncontrolling interests	412,851	461,833
Total equity	1,531,181	1,628,581
Total liabilities and equity	$ 3,190,776	$ 3,267,956

Note: As more fully explained in Note 2 of our financial statements included in our Form 10-Q for the nine months ended September 30, 2016, effective January 1, 2016, we adopted the new GAAP accounting standard related to debt issuance costs. Accordingly, the December 31, 2015 financial statements include a retrospective reclassification of debt issuance costs from an asset presentation to a deduction from the carrying value of debt.

© Monogram Residential Trust, Inc. 4

Financial Information

Balance Sheet Information

(in thousands) (unaudited)

	As of September 30, 2016		As of December 31, 2015	
	Consolidated GAAP Balance Sheet [1]	Noncontrolling Interests Adjustments [2]	Consolidated GAAP Balance Sheet [1][3]	Noncontrolling Interests Adjustments [2]
Assets				
Gross operating real estate	$ 3,272,377	$ (1,017,787)	$ 3,125,053	$ (963,791)
Less: accumulated depreciation	(440,894)	132,805	(357,036)	107,491
Net operating real estate	2,831,483		2,768,017	
Construction in progress, including land	212,486	(75,480)	333,153	(122,617)
Total real estate, net	3,043,969		3,101,170	
Cash and cash equivalents	65,470	(12,737)	83,727	(18,146)
Intangibles, net	17,244	(7,150)	18,066	(7,294)
Notes receivable	38,974	—	36,486	—
Other assets, net	25,119	(3,689)	28,507	(3,633)
Total assets	$ 3,190,776		$ 3,267,956	
Liabilities				
Mortgages and notes payable, net	$ 1,520,008	(527,562)	$ 1,461,349	(501,175)
Credit facilities payable, net	7,622	—	45,495	—
Construction costs payable	24,828	(10,575)	36,975	(15,553)
Accounts payable and other liabilities	36,784	(10,386)	28,922	(8,356)
Deferred revenues and other gains	22,343	(10,016)	19,451	(8,705)
Distributions payable	12,602	(33)	12,494	—
Tenant security deposits	6,335	(1,837)	5,616	(1,590)
Total liabilities	1,630,522		1,610,302	
Redeemable, noncontrolling interests	29,073	(12,114)	29,073	(12,114)
Stockholders' Equity				
Preferred stock	—	—	—	—
Common stock	17	—	17	—
Subsidiary preferred stock	—	1,336	—	1,336
Additional paid-in capital	1,438,450	—	1,436,254	—
Cumulative distributions and net income (loss)	(320,137)	—	(269,523)	—
Total equity attributable to common stockholders	1,118,330		1,166,748	
Non-redeemable noncontrolling interests	412,851	(412,851)	461,833	(461,833)
Total equity	1,531,181		1,628,581	
Total liabilities and equity	$ 3,190,776		$ 3,267,956	

(1) See page 4 for our consolidated GAAP balance sheet.
(2) See Noncontrolling Interests Adjustments and Proportionate Share in Definitions and Other Explanatory Information for discussion of our Proportionate Share and methodology.
(3) See Note on page 4 regarding December 31, 2015 retrospective reclassifications.

© Monogram Residential Trust, Inc. 5

Financial Information
Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2016	2015	2016	2015
Rental revenues	$ 72,181	$ 59,191	$ 206,279	$ 174,939
Expenses:				
Property operating expenses	21,311	16,874	60,518	48,828
Real estate taxes	11,866	8,328	33,105	25,696
General and administrative expenses	5,248	5,199	19,111	14,683
Acquisition, investment and development expenses	54	730	432	4,496
Interest expense	11,192	8,196	32,621	20,866
Amortization of deferred financing costs	1,492	1,087	4,582	2,864
Depreciation and amortization	31,197	24,904	92,251	74,587
Total expenses	82,360	65,318	242,620	192,020
Interest income	2,068	2,596	5,526	7,956
Loss on early extinguishment of debt	(31)	—	(31)	—
Equity in income of investment in unconsolidated real estate joint venture	—	—	—	250
Other income (expense)	(12)	34	(295)	72
Loss from continuing operations before gains on sales of real estate	(8,154)	(3,497)	(31,141)	(8,803)
Gains on sales of real estate	17,510	34,373	17,510	82,975
Net income (loss)	9,356	30,876	(13,631)	74,172
Net (income) loss attributable to non-redeemable noncontrolling interests	(4,902)	488	563	5,558
Net income (loss) available to the Company	4,454	31,364	(13,068)	79,730
Dividends to preferred stockholders	(2)	(2)	(5)	(5)
Net income (loss) attributable to common stockholders	$ 4,452	$ 31,362	$ (13,073)	$ 79,725
Weighted average number of common shares outstanding-basic	166,876	166,563	166,807	166,538
Weighted average number of common shares outstanding-diluted	167,649	167,260	166,807	167,191
Basic and diluted earnings (loss) per common share	$ 0.03	$ 0.19	$ (0.08)	$ 0.48

© Monogram Residential Trust, Inc. 6

Financial Information

QTD Funds from Operations ("FFO"), Core FFO and Adjusted Core FFO ("AFFO")

(in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,			
	2016		2015	
	Amounts as Defined	Noncontrolling Interests Adjustments (1)	Amounts as Defined	Noncontrolling Interests Adjustments (1)
FFO:				
Net income attributable to common stockholders	$ 4,452		$ 31,362	
Add (deduct) NAREIT defined adjustments:				
Real estate depreciation and amortization	31,052	$ (9,741)	24,784	$ (7,484)
Gains on sales of real estate	(17,510)	7,801	(34,373)	—
Less: Noncontrolling Interests Adjustments	(1,940) ←	(1,940)	(7,484) ←	(7,484)
FFO - NAREIT defined	16,054		14,289	
Add (deduct) adjustments to arrive at Core FFO:				
Loss on early extinguishment of debt	31	$ (5)	—	$ —
Fair value adjustments (derivatives and business combinations)	(3)	—	—	—
Acquisition expenses (including start up expenses)	136	(44)	529	(5)
Less: Noncontrolling Interests Adjustments	(49) ←	(49)	(5) ←	(5)
Core FFO	16,169		14,813	
Add (deduct) adjustments to arrive at AFFO:				
Recurring capital expenditures	(726)	$ 194	(636)	$ 166
Straight-line rents	253	(115)	233	(105)
Stock compensation expense	802	—	686	—
Less: Noncontrolling Interests Adjustments	79 ←	79	61 ←	61
AFFO	$ 16,577		$ 15,157	
Weighted average number of common shares outstanding - basic	166,876		166,563	
Weighted average number of common shares outstanding - diluted	167,649		167,260	
Per common share amounts - basic and diluted:				
Net income attributable to common stockholders	$ 0.03		$ 0.19	
FFO attributable to common stockholders - NAREIT Defined	$ 0.10		$ 0.09	
Core FFO attributable to common stockholders	$ 0.10		$ 0.09	
AFFO attributable to common stockholders	$ 0.10		$ 0.09	

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

© Monogram Residential Trust, Inc. 7

Financial Information
YTD Funds from Operations ("FFO"), Core FFO and Adjusted Core FFO ("AFFO")

(in thousands, except per share amounts) (unaudited)

	Nine Months Ended September 30, 2016 Amounts as Defined	2016 Noncontrolling Interests Adjustments [1]	2015 Amounts as Defined	2015 Noncontrolling Interests Adjustments [1]
FFO:				
Net income (loss) attributable to common stockholders	$ (13,073)		$ 79,725	
Add (deduct) NAREIT defined adjustments:				
Real estate depreciation and amortization	91,830	$ (28,686)	74,212	$ (23,426)
Gains on sales of real estate	(17,510)	7,801	(82,975)	—
Impairment expense	—	—	3,128	—
Less: Noncontrolling Interests Adjustments	(20,885) ←	(20,885)	(23,426) ←	(23,426)
FFO - NAREIT defined	$ 40,362		$ 50,664	
Add (deduct) adjustments to arrive at Core FFO:				
Loss on early extinguishment of debt	31	$ (5)	—	$ —
Fair value adjustments (derivatives and business combinations)	135	—	60	(5)
Acquisition expenses (including start up expenses)	550	(137)	733	(26)
Workforce reduction	2,044	—	—	—
Less: Noncontrolling Interests Adjustments	(142) ←	(142)	(31) ←	(31)
Core FFO	$ 42,980		$ 51,426	
Add (deduct) adjustments to arrive at AFFO:				
Recurring capital expenditures	(1,895)	$ 498	(2,019)	$ 664
Straight-line rents	720	(339)	652	(327)
Stock compensation expense	2,202	—	1,824	—
Less: Noncontrolling Interests Adjustments	159 ←	159	337 ←	337
AFFO	$ 44,166		$ 52,220	
Weighted average number of common shares outstanding - basic	166,807		166,538	
Weighted average number of common shares outstanding - diluted [2]	167,511		167,191	
Per common share amounts - basic and diluted:				
Net income (loss) attributable to common stockholders [2]	$ (0.08)		$ 0.48	
FFO attributable to common stockholders - NAREIT Defined	$ 0.24		$ 0.30	
Core FFO attributable to common stockholders	$ 0.26		$ 0.31	
AFFO attributable to common stockholders	$ 0.26		$ 0.31	

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.
(2) Because GAAP net income was a net loss for YTD 3Q 2016, we do not report dilutive common shares for GAAP reporting. For the above Non-GAAP Measurements (see page 51 for definitions), we include dilutive common shares, which primarily relate to our stock compensation plans.

© Monogram Residential Trust, Inc. 8

Financial Information
QTD Detail Recap of FFO

(in thousands) (unaudited)

	Three Months Ended September 30, 2016		Three months ended September 30, 2015	
	Amounts as Defined	Noncontrolling Interests Adjustments [1]	Amounts as Defined	Noncontrolling Interests Adjustments [1]
Revenues:				
Rental revenues before straight-line rents	$ 72,434	$ (22,101)	$ 59,424	$ (17,869)
Straight-line rents	(253)	115	(233)	105
Rental revenues	72,181		59,191	
Property operating expenses:				
Property operating expenses (including real estate taxes)	(30,781)	9,965	(23,114)	7,245
Fee income:				
Asset management fees	—	367	—	364
Property management fees	—	815	—	664
Other:				
General and administrative expenses	(4,571)	201	(4,585)	199
Corporate property management expenses	(2,138)	—	(1,972)	(7)
Acquisition expenses (including start up expenses)	(136)	44	(529)	5
Stock compensation expense	(802)	—	(686)	—
Investment and other development expenses	(49)	23	(245)	103
Interest expense [2]	(12,684)	3,734	(9,283)	2,053
Interest income	2,068	(4)	2,596	84
Loss on early extinguishment of debt	(31)	5	—	—
Other income (expense)	(12)	43	34	109
Dividends to preferred stockholders	(87)	32	(87)	31
Depreciation and amortization related to non-real estate assets	(145)	2	(120)	3
Less: Noncontrolling Interests Adjustments	(6,759) ←	(6,759)	(6,911) ←	(6,911)
FFO - NAREIT defined	$ 16,054		$ 14,289	

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., corporate property management expenses, stock compensation expenses, workforce reduction, etc.) See page 7 for reconciliation of net income attributable to common stockholders to FFO - NAREIT defined.

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

(2) See page 38 for components of interest expense, including contractual interest, capitalized interest, amortization of deferred financing costs and other finance fees.

© Monogram Residential Trust, Inc. 9

Financial Information
YTD Detail Recap of FFO

(in thousands) (unaudited)

	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015		
	Amounts as Defined	Noncontrolling Interests Adjustments (1)	Amounts as Defined	Proportionate Share of Unconsolidated Joint Venture (2)	Noncontrolling Interests Adjustments (1)
Revenues:					
Rental revenues before straight-line rents	$ 206,999	$ (62,888)	$ 175,591	$ —	$ (55,322)
Straight-line rents	(720)	339	(652)	—	327
Rental revenues	206,279		174,939		
Property operating expenses:					
Property operating expenses (including real estate taxes)	(84,935)	27,133	(69,214)	—	22,633
Fee income:					
Asset management fees	—	1,119	—	—	1,177
Property management fees	—	2,352	—	—	2,055
Disposition fees	—	—	—	—	990
Promoted interest payment	—	—	—	—	3,505
Other:					
General and administrative expenses	(16,090)	481	(13,022)	(8)	457
Corporate property management expenses	(7,045)	—	(5,457)	—	(46)
Workforce reduction	(2,044)	—	—	—	—
Acquisition expenses (including start up expenses)	(550)	137	(733)	—	26
Stock compensation expense	(2,202)	—	(1,824)	—	—
Investment and other development expenses	(299)	131	(732)	—	306
Interest expense (3)	(37,203)	10,874	(23,730)	—	6,177
Interest income	5,526	(10)	7,956	135	110
Equity in income of investments in unconsolidated real estate joint ventures	—	—	250	(250)	—
Loss on early extinguishment of debt	(31)	5	—	—	—
Other income (expense)	(295)	157	72	13	400
Dividends to preferred stockholders	(261)	96	(259)	(1)	101
Depreciation and amortization related to non-real estate assets	(421)	7	(375)	—	8
Less: Adjustments for Unconsolidated joint ventures	—	—	(111) ←	(111)	—
Less: Noncontrolling Interests Adjustments	(20,067) ←	(20,067)	(17,096)	←	(17,096)
FFO - NAREIT defined	**$ 40,362**		**$ 50,664**		

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., corporate property management expenses, stock compensation expenses, workforce reduction, etc.) See page 8 for reconciliation of net income attributable to common stockholders to FFO - NAREIT defined.
(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.
(2) See Proportionate Share of Unconsolidated Joint Venture in Definitions and other Explanatory Information for discussion of our Proportionate Share.
(3) See page 38 for components of interest expense, including contractual interest, capitalized interest, amortization of deferred financing costs and other finance fees.

© Monogram Residential Trust, Inc. 10

Financial Information
AFFO Comparisons to 3Q 2016

(in millions, except per share amounts) (unaudited)

Comparison of reported AFFO attributable to common stockholders 3Q 2016 to 3Q 2015:		
AFFO attributable to common stockholders - 3Q 2016	$	0.10
AFFO attributable to common stockholders - 3Q 2015		0.09
Increase in AFFO attributable to common stockholders - quarter over quarter	**$**	**0.01**
Major components of change quarter over quarter:		
Increase in NOI from stabilized non-comparables, lease ups and developments		0.02
Increase in interest expense, net of capitalized interest		(0.01)
Weighted average number of common shares outstanding - diluted - 3Q 2016		167.6
Weighted average number of common shares outstanding - diluted - 3Q 2015		167.3
Comparison of actual AFFO attributable to common stockholders 3Q 2016 to 2Q 2016:		
AFFO attributable to common stockholders - 3Q 2016	$	0.10
AFFO attributable to common stockholders - 2Q 2016		0.09
Increase in AFFO attributable to common stockholders - quarter over quarter	**$**	**0.01**

Note: AFFO for 3Q 2016 was $0.10 per fully diluted share, an increase of $0.01 from 2Q 2016. The major components for the increase in AFFO were a decrease in general and administrative expenses primarily related to our workforce reduction in 2Q 2016 and an increase in NOI from stabilized non-comparables, lease ups and developments partially offset by reduction in Same Store NOI which includes the sale of Renaissance in 3Q 2016.

© Monogram Residential Trust, Inc. 11

Portfolio Overview Equity Investments by Geographic Regions As of September 30, 2016 5 operating comfVunities Northern California 5 operating communities Nevada * Colorado 4 operating communities 2 operating communities Mid-Atlantic 6 perating communities Southern California 7 operating communities 1 development community Texas Geo*rgia 11 operating communities * 2 operating communities *' florida 6 operating communities * I development community * Operatin$ (48 Communities, including developments in lease up) Developn1.ent (2 communities) Note: Excludes 3 debt investments © Monogram Residential Trust, Inc. 12

Portfolio Overview Summary of Number of Units and Communities Total Units Total Communities Equity Investments: Same Store Wholly owned (1) Consolidated joint venture sold in 2016 Consolidated joint ventures 2,912 — 5,650 2,710 132 5,239 10 — 21 9 1 19 Stabilized - Non Comparable Wholly owned Consolidated joint ventures 416 2,868 202 1,868 2 10 1 8 Lease up (including operating communities and developments in lease up) Wholly owned Consolidated joint ventures 120 1,339 416 1,846 1 4 2 5 Developments under Construction and Pre-development Consolidated joint ventures 656 1,560 2 5 Land Held for Future Development Debt Investments: Mezzanine Loans - Development, Lease up, and Stabilized Wholly owned 1,116 1,864 3 5 Recap of Totals by Category Wholly owned Consolidated joint venture sold in 2016 Consolidated joint ventures 4,564 — 10,513 5,192 132 10,513 16 — 37 17 1 38 (1) Includes five multifamily communities with 1,631 units acquired from PGGM in May 2015 that became wholly owned from that date forward. © Monogram Residential Trust, Inc. 13 Total Communities - Equity and Debt Investments15,07715,8375356 Total Communities - Equity and Debt Investments15,07715,8375356 Total Communities - Debt Investments1,1161,86435 Total Communities - Equity Investments13,96113,9735051 Consolidated Joint Venture (sold in 3Q 2016)N/AN/A—1 Total Developments under Construction and Pre-development6561,56025 Total Lease up (including operating communities and developments in lease up)1,4592,26257 Total Stabilized - Non Comparable3,2842,070129 Total Stabilized11,84610,1514338 Total Same Store8,5628,0813129 September 30, 2016September 30, 2015 September 30, 2016September 30, 2015

Portfolio Overview
Summary of Operating Communities
As of September 30, 2016

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2016 Proportionate Same Store NOI
Same Store Communities:					
Wholly owned					
Skye 2905 [(1)]	Denver, CO	100%	2010	400	
Consolidated joint ventures					
4550 Cherry Creek	Denver, CO	55%	2004	288	
7166 at Belmar	Lakewood, CO	55%	2008	308	
Colorado Totals				**996**	**12.9%**
Wholly owned					
The District Universal Boulevard [(1)]	Orlando, FL	100%	2009	425	
Consolidated joint venture					
Satori	Fort Lauderdale, FL	55%	2010	279	
The Franklin Delray	Delray Beach, FL	55%	2013	180	
Florida Totals				**884**	**9.5%**
Wholly owned					
The Reserve at LaVista Walk	Atlanta, GA	100%	2008	283	
Georgia Totals				**283**	**2.9%**
Wholly owned					
The Cameron [(1)]	Silver Spring, MD	100%	2010	325	
Consolidated joint ventures					
55 Hundred	Arlington, VA	55%	2010	234	
Bailey's Crossing	Alexandria, VA	55%	2010	414	
Burrough's Mill	Cherry Hill, NJ	55%	2004	308	
The Lofts at Park Crest	McLean, VA	55%	2008	131	
Mid-Atlantic Totals				**1,412**	**16.6%**
Consolidated joint ventures					
The Venue	Clark County, NV	55%	2009	168	
Veritas [(1)]	Henderson, NV	100%	2011	430	
Nevada Totals				**598**	**5.0%**
Wholly owned					
Pembroke Woods	Pembroke, MA	100%	2006	240	
Stone Gate [(1)]	Marlborough, MA	100%	2007	332	
Consolidated joint venture					
West Village	Mansfield, MA	55%	2008	200	
New England Totals				**772**	**10.2%**

(Table continued on next page; see page 17 for footnotes)

© Monogram Residential Trust, Inc. 14

Portfolio Overview
Summary of Operating Communities
As of September 30, 2016

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2016 Proportionate Same Store NOI
Same Store Communities (continued):					
Wholly owned					
Acappella	San Bruno, CA	100%	2010	163	
Vara	San Francisco, CA	100%	2013	202	
Consolidated joint ventures					
Acacia on Santa Rosa Creek	Santa Rosa, CA	55%	2003	277	
Argenta	San Francisco, CA	55%	2008	179	
Northern California Totals				**821**	**17.6%**
Consolidated joint ventures					
Calypso Apartments and Lofts	Irvine, CA	55%	2008	177	
Forty55 Lofts	Marina del Rey, CA	55%	2010	140	
The Gallery at NoHo Commons	Los Angeles, CA	55%	2008	438	
San Sebastian	Laguna Woods, CA	55%	2010	134	
Southern California Totals				**889**	**10.7%**
Wholly owned					
Allegro [2]	Addison, TX	100%	2013	393	
Grand Reserve [1]	Dallas, TX	100%	2009	149	
Consolidated joint ventures					
Allusion West University	Houston, TX	55%	2014	231	
Briar Forest Lofts	Houston, TX	55%	2008	352	
Eclipse	Houston, TX	55%	2009	330	
Fitzhugh Urban Flats	Dallas, TX	55%	2009	452	
Texas Totals				**1,907**	**14.6%**
Total Same Store Communities			**2009**	**8,562**	**100.0%**
Stabilized Non-Comparable Communities:					
Consolidated joint venture					
Point 21	Denver, CO	55%	2015	212	
Colorado Totals				**212**	
Wholly Owned					
The Mark	Boca Raton, FL	100%	2015	208	
Consolidated joint venture					
Soma	Miami, FL	55%	2016	418	
Florida Totals				**626**	

(Table continued on next page; see page 17 for footnotes)

© Monogram Residential Trust, Inc. 15

Portfolio Overview Summary of Operating Communities As of September 30, 2016 Stabilized Non-Comparable Communities (continued): Consolidated joint venture Cyan on Peachtree Atlanta, GA 55% 2015 329 Consolidated joint venture Everly Wakefield, MA 55% 2014 186 Wholly owned Ev Consolidated joint venture Blue Sol Verge San Diego, CA 100% 2015 208 Costa Mesa, CA San Diego, CA 100% 70% 2014 2016 113 444 Consolidated joint ventures 4110 Fairmount Arpeggio Victory Park Muse Museum District SEVEN Dallas, TX Dallas, TX Houston, TX Austin, TX 55% 55% 55% 55% 2014 2014 2014 2015 299 377 270 220 Lease up (including operating communities and developments in lease up): (3) Wholly owned The Mile Miami, FL 100% N/A 120 Consolidated joint venture Nouvelle Tysons Corner, VA 55% 2015 461 (Table continued on next page; see page 17 for footnotes) © Monogram Residential Trust, Inc. 16 Mid-Atlantic Totals461 Florida Totals120 Total Stabilized / Non-Comparable Communities20153,284 Texas Totals1,166 Southern California Totals765 New England Totals186 Georgia Totals329 CurrentYear of Completion or MostPercentage of Portfolio Based on EffectiveRecent SubstantialYTD 2016 Proportionate LocationOwnershipDevelopmentUnitsSame Store NOI

Portfolio Overview
Summary of Operating Communities
As of September 30, 2016

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2016 Proportionate Same Store NOI
Lease up (including operating communities and developments in lease up) (continued): [3]					
Consolidated joint venture					
Zinc	Cambridge, MA	55%	2015	392	
New England Totals				**392**	
Consolidated joint venture					
OLUME	San Francisco, CA	55%	2016	121	
Northern California Totals				**121**	
Consolidated joint venture					
The Alexan	Dallas, TX	50%	N/A	365	
Texas Totals				**365**	
Total Lease up Communities			**2015**	**1,459**	
Total Operating Communities			**2013**	**13,305**	

(1) Acquired noncontrolling interests from PGGM in May 2015 (See page 32). For all but Veritas, we now own 100%. For Veritas, our Effective Ownership is 100% and based on contributed capital is 93.5%. We report all of these communities for all periods as Same Store.
(2) During 2013, we completed the development of the second phase of Allegro which added an additional 121 units. The property was initially completed in 2010.
(3) These are communities included in the GAAP presentation in land, building and improvements except The Alexan and The Mile which for GAAP presentation are partially included in land, buildings and improvements and the remaining balances are reflected in construction in progress on the consolidated balance sheet.

© Monogram Residential Trust, Inc. 17

Portfolio Overview Summary of Notes Receivable As of September 30, 2016 (dollars in thousands) (unaudited) Balance (1) Maturity Date (2) Interest Rate (3) Community Location Ownership Total Commitment Accrued Interest Kendall Square (4) Miami, FL 100% $ 12,300 $ 12,300 $ 4,612 12/15/16 17.0% Jefferson at Stonebriar Frisco, TX 100% 16,735 16,735 757 6/25/2018 15.0% Jefferson at Riverside Irving, TX 100% 10,436 10,436 128 6/30/2018 15.0% (1) Excludes certain GAAP consolidated costs, primarily related to deferred income and loan origination costs of $0.5 million. (2) The borrowers generally have options to prepay prior to maturity date or to extend the maturity date for one to two years. (3) The interest rate is calculated on a weighted average based on the contractual principal balance including only recurring interest. Excluded from the interest rate are fees paid at initial closing or final payment. (4) In October 2016, the note receivable was extended to December 15, 2016 and may be prepaid at any time at the borrower’s option. © Monogram Residential Trust, Inc. 18 $39,471$39,471$5,49715.6% Contractual PrincipalContractual

Operating Performance

Reconciliation of Proportionate Net Operating Income ("NOI")

(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
Reconciliation of net income (loss) to Proportionate NOI and Proportionate Same Store NOI:				
Net income (loss)	**$ 9,356**	**$ 30,876**	**$ (13,631)**	**$ 74,172**
Adjustments to reconcile net income (loss) to Proportionate NOI:				
Corporate property management expenses	2,263	2,044	8,270	5,620
General and administrative expenses	5,248	5,199	19,111	14,683
Interest expense	11,192	8,196	32,621	20,866
Amortization of deferred financing costs	1,492	1,087	4,582	2,864
Depreciation and amortization	31,197	24,904	92,251	74,587
Interest income	(2,068)	(2,596)	(5,526)	(7,956)
Gains on sales of real estate	(17,510)	(34,373)	(17,510)	(82,975)
Investment and other development expenses	49	245	299	3,860
Other, net	48	453	460	314
Less: Noncontrolling Interests Adjustments (1)	(11,975)	(10,515)	(35,280)	(29,147)
Proportionate NOI	**$ 29,292**	**$ 25,520**	**$ 85,647**	**$ 76,888**
Less: non-comparable				
Rental revenue	(14,220)	(6,125)	(36,581)	(21,538)
Property operating expenses, including real estate taxes	8,019	3,623	20,511	11,625
Proportionate Same Store NOI	**$ 23,091**	**$ 23,018**	**$ 69,577**	**$ 66,975**
Plus: additional same store communities effective July 1, 2015				
Rental revenue	3,387	3,298	N/A	N/A
Property operating expenses, including real estate taxes	(1,449)	(1,316)	N/A	N/A
Proportionate Quarterly Stabilized Same Store NOI	**$ 25,029**	**$ 25,000**	**N/A**	**N/A**

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

© Monogram Residential Trust, Inc. 19

Operating Performance
Proportionate Net Operating Income

(dollars in thousands) (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2016	2015	Growth	2016	2015	Growth
Proportionate rental revenue						
Same Store	$ 35,975	$ 35,302	1.9%	$ 107,149	$ 103,885	3.1%
Stabilized Non-Comparable	11,884	5,148	N/A	31,687	10,948	N/A
Lease Up	2,044	15	N/A	3,413	16	N/A
Dispositions and other non-lease up developments (1)	292	962	N/A	1,481	10,574	N/A
Total proportionate rental revenue	**50,195**	**41,427**	**21.2%**	**143,730**	**125,423**	**14.6%**
Proportionate property operating expenses, including real estate taxes						
Same Store	12,884	12,284	4.9%	37,572	36,910	1.8%
Stabilized Non-Comparable	5,783	2,803	N/A	15,241	6,966	N/A
Lease Up	2,056	269	N/A	4,646	363	N/A
Dispositions and other non-lease up developments (1)	180	551	N/A	624	4,296	N/A
Total proportionate property operating expenses, including real estate taxes	**20,903**	**15,907**	**31.4%**	**58,083**	**48,535**	**19.7%**
Proportionate NOI						
Same Store	23,091	23,018	0.3%	69,577	66,975	3.9%
Stabilized Non-Comparable	6,101	2,345	N/A	16,446	3,982	N/A
Lease Up	(12)	(254)	N/A	(1,233)	(347)	N/A
Dispositions and other non-lease up developments (1)	112	411	N/A	857	6,278	N/A
Total Proportionate NOI	**$ 29,292**	**$ 25,520**	**14.8%**	**$ 85,647**	**$ 76,888**	**11.4%**

See Reconciliation of Proportionate NOI to net income (loss) on page 19.

(1) See page 32 for listing of communities sold in 2016 and 2015.

© Monogram Residential Trust, Inc. 20

Operating Performance

Proportionate QTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	QTD 3Q 2016	QTD 3Q 2016	QTD 3Q 2015	% Change	QTD 3Q 2016	QTD 3Q 2015	% Change	QTD 3Q 2016	QTD 3Q 2015	% Change	QTD 3Q 2016
Same Store [1]											
Colorado											
Denver	996	$ 4,161	$ 4,119	1.0 %	$ 1,206	$ 1,171	3.0 %	$ 2,955	$ 2,948	0.2 %	12.8 %
Colorado Total	**996**	**4,161**	**4,119**	**1.0 %**	**1,206**	**1,171**	**3.0 %**	**2,955**	**2,948**	**0.2 %**	**12.8%**
Florida											
North Florida	425	1,785	1,721	3.7 %	574	570	0.7 %	1,211	1,151	5.2 %	5.2 %
South Florida	459	1,633	1,604	1.8 %	655	621	5.5 %	978	983	(0.5)%	4.2 %
Florida Total	**884**	**3,418**	**3,325**	**2.8 %**	**1,229**	**1,191**	**3.2 %**	**2,189**	**2,134**	**2.6 %**	**9.4%**
Georgia											
Atlanta	283	1,340	1,379	(2.8)%	646	572	12.9 %	694	807	(14.0)%	3.0 %
Georgia Total	**283**	**1,340**	**1,379**	**(2.8)%**	**646**	**572**	**12.9 %**	**694**	**807**	**(14.0)%**	**3.0%**
Mid-Atlantic											
Washington D.C.	1,104	5,171	5,047	2.5 %	1,731	1,631	6.1 %	3,440	3,416	0.7 %	14.9 %
Philadelphia	308	864	848	1.9 %	369	385	(4.2)%	495	463	6.9 %	2.1 %
Mid-Atlantic Total	**1,412**	**6,035**	**5,895**	**2.4 %**	**2,100**	**2,016**	**4.2 %**	**3,935**	**3,879**	**1.4 %**	**17.0%**
Nevada											
Las Vegas	598	1,794	1,722	4.2 %	614	578	6.2 %	1,180	1,144	3.1 %	5.1 %
Nevada Total	**598**	**1,794**	**1,722**	**4.2 %**	**614**	**578**	**6.2 %**	**1,180**	**1,144**	**3.1 %**	**5.1%**
New England											
Boston	772	3,635	3,513	3.5 %	1,183	1,148	3.0 %	2,452	2,365	3.7 %	10.6 %
New England Total	**772**	**3,635**	**3,513**	**3.5 %**	**1,183**	**1,148**	**3.0 %**	**2,452**	**2,365**	**3.7 %**	**10.6%**
Northern California											
San Francisco	821	5,873	5,752	2.1 %	1,813	1,780	1.9 %	4,060	3,972	2.2 %	17.6 %
Northern California Total	**821**	**5,873**	**5,752**	**2.1 %**	**1,813**	**1,780**	**1.9 %**	**4,060**	**3,972**	**2.2 %**	**17.6%**
Southern California											
Los Angeles	889	3,629	3,484	4.2 %	1,158	1,151	0.6 %	2,471	2,333	5.9 %	10.7 %
Southern California Total	**889**	**3,629**	**3,484**	**4.2 %**	**1,158**	**1,151**	**0.6 %**	**2,471**	**2,333**	**5.9 %**	**10.7%**
Texas											
Dallas	994	4,009	3,900	2.8 %	1,785	1,646	8.4 %	2,224	2,254	(1.3)%	9.6 %
Houston	913	2,081	2,213	(6.0)%	1,150	1,031	11.5 %	931	1,182	(21.2)%	4.2 %
Texas Total	**1,907**	**6,090**	**6,113**	**(0.4)%**	**2,935**	**2,677**	**9.6 %**	**3,155**	**3,436**	**(8.2)%**	**13.8%**
Total Same Store	**8,562**	**35,975**	**35,302**	**1.9 %**	**12,884**	**12,284**	**4.9 %**	**23,091**	**23,018**	**0.3 %**	**100%**

(Table continued on next page)

© Monogram Residential Trust, Inc. 21

Operating Performance
Proportionate QTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	QTD 3Q 2016	QTD 3Q 2016	QTD 3Q 2015	% Change	QTD 3Q 2016	QTD 3Q 2015	% Change	QTD 3Q 2016	QTD 3Q 2015	% Change	QTD 3Q 2016
Stabilized Non-Comparable											
Colorado											
Denver	212	627	422	N/A	216	232	N/A	411	190	N/A	N/A
Colorado Total	**212**	**627**	**422**	**N/A**	**216**	**232**	**N/A**	**411**	**190**	**N/A**	**N/A**
Florida											
South Florida	626	2,619	26	N/A	1,402	55	N/A	1,217	(29)	N/A	N/A
Florida Total	**626**	**2,619**	**26**	**N/A**	**1,402**	**55**	**N/A**	**1,217**	**(29)**	**N/A**	**N/A**
Georgia											
Atlanta	329	992	383	N/A	492	312	N/A	500	71	N/A	N/A
Georgia Total	**329**	**992**	**383**	**N/A**	**492**	**312**	**N/A**	**500**	**71**	**N/A**	**N/A**
New England											
Boston	186	653	556	N/A	142	188	N/A	511	368	N/A	N/A
New England Total	**186**	**653**	**556**	**N/A**	**142**	**188**	**N/A**	**511**	**368**	**N/A**	**N/A**
Southern California											
Los Angeles	113	885	842	N/A	306	307	N/A	579	535	N/A	N/A
San Diego	652	2,572	110	N/A	1,447	330	N/A	1,125	(220)	N/A	N/A
Southern California Total	**765**	**3,457**	**952**	**N/A**	**1,753**	**637**	**N/A**	**1,704**	**315**	**N/A**	**N/A**
Texas											
Austin	220	1,033	353	N/A	634	371	N/A	399	(18)	N/A	N/A
Dallas	676	1,710	1,721	N/A	802	723	N/A	908	998	N/A	N/A
Houston	270	793	735	N/A	342	285	N/A	451	450	N/A	N/A
Texas Total	**1,166**	**3,536**	**2,809**	**N/A**	**1,778**	**1,379**	**N/A**	**1,758**	**1,430**	**N/A**	**N/A**
Total Stabilized Non-Comparable	**3,284**	**11,884**	**5,148**	**131 %**	**5,783**	**2,803**	**106 %**	**6,101**	**2,345**	**160 %**	**N/A**
Lease up (includes operating and development communities)											
Florida	120	128	—	N/A	284	—	N/A	(156)	—	N/A	N/A
Mid-Atlantic	461	785	5	N/A	632	109	N/A	153	(104)	N/A	N/A
New England	392	678	10	N/A	628	124	N/A	50	(114)	N/A	N/A
Northern California	121	341	—	N/A	321	1	N/A	20	(1)	N/A	N/A
Texas	365	112	—	N/A	191	35	N/A	(79)	(35)	N/A	N/A
Total Lease up	**1,459**	**2,044**	**15**	**N/A**	**2,056**	**269**	**N/A**	**(12)**	**(254)**	**N/A**	**N/A**
Dispositions and other non-lease up developments	**—**	**292**	**962**	**N/A**	**180**	**551**	**N/A**	**112**	**411**	**N/A**	**N/A**
Total Portfolio	**13,305**	**$ 50,195**	**$ 41,427**	**21.2 %**	**$ 20,903**	**$ 15,907**	**31.4 %**	**$ 29,292**	**$ 25,520**	**14.8 %**	**N/A**

Note: Certain amounts from QTD Detail Recap of FFO on page 9 differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rents and start up expenses).

(1) In May 2015, we acquired the noncontrolling interests in six joint ventures from PGGM (See page 32). As we already owned these multifamily communities, we continue to report them as Same Store. The numbers above are presented as if we had owned them 100% for both reporting years.

© Monogram Residential Trust, Inc. 22

Operating Performance

Proportionate YTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	YTD 3Q 2016	YTD 3Q 2016	YTD 3Q 2015	% Change	YTD 3Q 2016	YTD 3Q 2015	% Change	YTD 3Q 2016	YTD 3Q 2015	% Change	YTD 3Q 2016
Same Store [1]											
Colorado											
Denver	996	$ 12,383	$ 12,040	2.8 %	$ 3,408	$ 3,371	1.1 %	$ 8,975	$ 8,669	3.5 %	12.9%
Colorado Total	**996**	**12,383**	**12,040**	**2.8 %**	**3,408**	**3,371**	**1.1 %**	**8,975**	**8,669**	**3.5 %**	**12.9%**
Florida											
North Florida	425	5,310	5,051	5.1 %	1,703	1,710	(0.4)%	3,607	3,341	8.0 %	5.2%
South Florida	459	4,930	4,793	2.9 %	1,946	1,887	3.1 %	2,984	2,906	2.7 %	4.3%
Florida Total	**884**	**10,240**	**9,844**	**4.0 %**	**3,649**	**3,597**	**1.4 %**	**6,591**	**6,247**	**5.5 %**	**9.5%**
Georgia											
Atlanta	283	4,050	4,067	(0.4)%	2,009	1,685	19.2 %	2,041	2,382	(14.3)%	2.9%
Georgia Total	**283**	**4,050**	**4,067**	**(0.4)%**	**2,009**	**1,685**	**19.2 %**	**2,041**	**2,382**	**(14.3)%**	**2.9%**
Mid-Atlantic											
Washington D.C.	1,104	15,154	14,758	2.7 %	4,989	5,053	(1.3)%	10,165	9,705	4.7 %	14.6%
Philadelphia	308	2,565	2,525	1.6 %	1,153	1,179	(2.2)%	1,412	1,346	4.9 %	2.0%
Mid-Atlantic Total	**1,412**	**17,719**	**17,283**	**2.5 %**	**6,142**	**6,232**	**(1.4)%**	**11,577**	**11,051**	**4.8 %**	**16.6%**
Nevada											
Las Vegas	598	5,294	5,036	5.1 %	1,784	1,676	6.4 %	3,510	3,360	4.5 %	5.0%
Nevada Total	**598**	**5,294**	**5,036**	**5.1 %**	**1,784**	**1,676**	**6.4 %**	**3,510**	**3,360**	**4.5 %**	**5.0%**
New England											
Boston	772	10,755	10,297	4.4 %	3,630	3,758	(3.4)%	7,125	6,539	9.0 %	10.2%
New England Total	**772**	**10,755**	**10,297**	**4.4 %**	**3,630**	**3,758**	**(3.4)%**	**7,125**	**6,539**	**9.0 %**	**10.2%**
Northern California											
San Francisco	821	17,606	16,952	3.9 %	5,346	5,314	0.6 %	12,260	11,638	5.3 %	17.6%
Northern California Total	**821**	**17,606**	**16,952**	**3.9 %**	**5,346**	**5,314**	**0.6 %**	**12,260**	**11,638**	**5.3 %**	**17.6%**
Southern California											
Los Angeles	889	10,782	10,285	4.8 %	3,325	3,312	0.4 %	7,457	6,973	6.9 %	10.7%
Southern California Total	**889**	**10,782**	**10,285**	**4.8 %**	**3,325**	**3,312**	**0.4 %**	**7,457**	**6,973**	**6.9 %**	**10.7%**
Texas											
Dallas	994	11,889	11,473	3.6 %	4,966	4,931	0.7 %	6,923	6,542	5.8 %	10.0%
Houston	913	6,431	6,608	(2.7)%	3,313	3,034	9.2 %	3,118	3,574	(12.8)%	4.6%
Texas Total	**1,907**	**18,320**	**18,081**	**1.3 %**	**8,279**	**7,965**	**3.9 %**	**10,041**	**10,116**	**(0.7)%**	**14.6%**
Total Same Store	**8,562**	**107,149**	**103,885**	**3.1 %**	**37,572**	**36,910**	**1.8 %**	**69,577**	**66,975**	**3.9 %**	**100.0%**

(Table continued on next page)

© Monogram Residential Trust, Inc. 23

Operating Performance

Proportionate YTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	YTD 3Q 2016	YTD 3Q 2016	YTD 3Q 2015	% Change	YTD 3Q 2016	YTD 3Q 2015	% Change	YTD 3Q 2016	YTD 3Q 2015	% Change	YTD 3Q 2016
Stabilized Non-Comparable											
Colorado											
Denver	212	1,950	617	N/A	633	558	N/A	1,317	59	N/A	N/A
Colorado Total	**212**	**1,950**	**617**	**N/A**	**633**	**558**	**N/A**	**1,317**	**59**	**N/A**	**N/A**
Florida											
South Florida	626	6,567	26	N/A	3,600	71	N/A	2,967	(45)	N/A	N/A
Florida Total	**626**	**6,567**	**26**	**N/A**	**3,600**	**71**	**N/A**	**2,967**	**(45)**	**N/A**	**N/A**
Georgia											
Atlanta	329	2,781	460	N/A	1,311	576	N/A	1,470	(116)	N/A	N/A
Georgia Total	**329**	**2,781**	**460**	**N/A**	**1,311**	**576**	**N/A**	**1,470**	**(116)**	**N/A**	**N/A**
New England											
Boston	186	1,936	1,014	N/A	495	586	N/A	1,441	428	N/A	N/A
New England Total	**186**	**1,936**	**1,014**	**N/A**	**495**	**586**	**N/A**	**1,441**	**428**	**N/A**	**N/A**
Southern California											
Los Angeles	113	2,614	1,992	N/A	881	1,011	N/A	1,733	981	N/A	N/A
San Diego	652	5,288	112	N/A	3,511	426	N/A	1,777	(314)	N/A	N/A
Southern California Total	**765**	**7,902**	**2,104**	**N/A**	**4,392**	**1,437**	**N/A**	**3,510**	**667**	**N/A**	**N/A**
Texas											
Austin	220	3,081	438	N/A	1,438	643	N/A	1,643	(205)	N/A	N/A
Dallas	676	5,083	4,415	N/A	2,369	2,152	N/A	2,714	2,263	N/A	N/A
Houston	270	2,387	1,874	N/A	1,003	943	N/A	1,384	931	N/A	N/A
Texas Total	**1,166**	**10,551**	**6,727**	**N/A**	**4,810**	**3,738**	**N/A**	**5,741**	**2,989**	**N/A**	**N/A**
Total Stabilized Non-Comparable	**3,284**	**31,687**	**10,948**	**189 %**	**15,241**	**6,966**	**119 %**	**16,446**	**3,982**	**313 %**	**N/A**
Lease up (includes operating and development communities)											
Florida	120	147	—	N/A	517	—	N/A	(370)	—	N/A	N/A
Mid-Atlantic	461	1,364	5	N/A	1,747	135	N/A	(383)	(130)	N/A	N/A
New England	392	1,247	11	N/A	1,425	167	N/A	(178)	(156)	N/A	N/A
Northern California	121	528	—	N/A	562	3	N/A	(34)	(3)	N/A	N/A
Texas	365	127	—	N/A	395	58	N/A	(268)	(58)	N/A	N/A
Total Lease up	**1,459**	**3,413**	**16**	**N/A**	**4,646**	**363**	**N/A**	**(1,233)**	**(347)**	**N/A**	**N/A**
Dispositions and other non-lease up developments	**—**	**1,481**	**10,574**	**N/A**	**624**	**4,296**	**N/A**	**857**	**6,278**	**N/A**	**N/A**
Total Portfolio	**13,305**	**$ 143,730**	**$ 125,423**	**14.6 %**	**$ 58,083**	**$ 48,535**	**19.7 %**	**$ 85,647**	**$ 76,888**	**11.4 %**	**N/A**

Note: Certain amounts from YTD Detail Recap of FFO on page 10 differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rent and start up expenses).

(1) In May 2015, we acquired the noncontrolling interests in six joint ventures from PGGM (See page 32). As we already owned these multifamily communities, we continue to report them as Same Store. The numbers above are presented as if we had owned them 100% for both reporting years.

© Monogram Residential Trust, Inc. 24

Operating Performance

Proportionate Same Store and Proportionate Quarterly Stabilized Same Store Net Operating Income Growth by Geographic Region and Market

	Calendar Year Same Store					Quarterly Stabilized Same Store (1)				
	Same Store - Effective January 1, 2015					Same Store - Effective July 1, 2015				
	Communities	Units	Rental Revenue	Property Operating Expenses	Net Operating Income	Communities	Units	Rental Revenue	Property Operating Expenses	Net Operating Income
			QTD % Change (2)					QTD % Change (3)		
Same Store										
Colorado										
Denver	3	996	1.0 %	3.0 %	0.2 %	3	996	1.0 %	3.0 %	0.2 %
Colorado Total	**3**	**996**	**1.0 %**	**3.0 %**	**0.2 %**	**3**	**996**	**1.0 %**	**3.0 %**	**0.2 %**
Florida										
North Florida	1	425	3.7 %	0.7 %	5.2 %	1	425	3.7 %	0.7 %	5.2 %
South Florida	2	459	1.8 %	5.5 %	(0.5)%	2	459	1.8 %	5.5 %	(0.5)%
Florida Total	**3**	**884**	**2.8 %**	**3.2 %**	**2.6 %**	**3**	**884**	**2.8 %**	**3.2 %**	**2.6 %**
Georgia										
Atlanta	1	283	(2.8)%	12.9 %	(14.0)%	1	283	(2.8)%	12.9 %	(14.0)%
Georgia Total	**1**	**283**	**(2.8)%**	**12.9 %**	**(14.0)%**	**1**	**283**	**(2.8)%**	**12.9 %**	**(14.0)%**
Mid-Atlantic										
Washington D.C.	4	1,104	2.5 %	6.1 %	0.7 %	4	1,104	2.5 %	6.1 %	0.7 %
Philadelphia	1	308	1.9 %	(4.2)%	6.9 %	1	308	1.9 %	(4.2)%	6.9 %
Mid-Atlantic Total	**5**	**1,412**	**2.4 %**	**4.2 %**	**1.4 %**	**5**	**1,412**	**2.4 %**	**4.2 %**	**1.4 %**
Nevada										
Las Vegas	2	598	4.2 %	6.2 %	3.1 %	2	598	4.2 %	6.2 %	3.1 %
Nevada Total	**2**	**598**	**4.2 %**	**6.2 %**	**3.1 %**	**2**	**598**	**4.2 %**	**6.2 %**	**3.1 %**
New England										
Boston	3	772	3.5 %	3.0 %	3.7 %	3	772	3.5 %	3.0 %	3.7 %
New England Total	**3**	**772**	**3.5 %**	**3.0 %**	**3.7 %**	**3**	**772**	**3.5 %**	**3.0 %**	**3.7 %**
Northern California										
San Francisco	4	821	2.1 %	1.9 %	2.2 %	4	821	2.1 %	1.9 %	2.2 %
Northern California Total	**4**	**821**	**2.1 %**	**1.9 %**	**2.2 %**	**4**	**821**	**2.1 %**	**1.9 %**	**2.2 %**
Southern California										
Los Angeles	4	889	4.2 %	0.6 %	5.9 %	5	1,002	4.4 %	0.4 %	6.4 %
Southern California Total	**4**	**889**	**4.2 %**	**0.6 %**	**5.9 %**	**5**	**1,002**	**4.4 %**	**0.4 %**	**6.4 %**
Texas										
Dallas	3	994	2.8 %	8.4 %	(1.3)%	5	1,670	1.7 %	9.2 %	(3.7)%
Houston	3	913	(6.0)%	11.5 %	(21.2)%	4	1,183	(2.5)%	13.4 %	(15.3)%
Texas Total	**6**	**1,907**	**(0.4)%**	**9.6 %**	**(8.2)%**	**9**	**2,853**	**0.3 %**	**10.7 %**	**(7.6)%**
Total Same Store	**31**	**8,562**	**1.9 %**	**4.9 %**	**0.3 %**	**35**	**9,621**	**2.0 %**	**5.4 %**	**0.1 %**

(1) Quarterly Stabilized Same Store includes multifamily communities stabilized effective July 1, 2015. For 3Q 2016, we added four additional multifamily communities to our Quarterly Same Store communities increasing the total to 35.
(2) QTD % change from page 21 for 31 communities stabilized as of January 1, 2015.
(3) QTD % change for 35 communities stabilized as of July 1, 2015.

© Monogram Residential Trust, Inc. 25

Operating Metrics

Consolidated QTD and YTD Operating Metrics by Geographic Region and Market

	Units	Operating Margin		Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue per Unit (1)	
	QTD 3Q 2016	QTD 3Q 2016	QTD 3Q 2015	YTD 3Q 2016	YTD 3Q 2015	QTD 3Q 2016	QTD 3Q 2015	QTD 3Q 2016	QTD 3Q 2015	QTD 3Q 2016	QTD 3Q 2015
Same Store											
Colorado											
Denver	996	69.7 %	71.1 %	71.8 %	71.3 %	95.1 %	96.6 %	95.6 %	96.2 %	$ 1,865	$ 1,833
Colorado Total	**996**	**69.7%**	**71.1%**	**71.8%**	**71.3%**	**95.1%**	**96.6%**	**95.6%**	**96.2%**	**1,865**	**1,833**
Florida											
North Florida	425	67.8 %	66.9 %	67.9 %	66.2 %	94.4 %	93.2 %	95.6 %	95.5 %	1,264	1,228
South Florida	459	59.9 %	61.3 %	60.5 %	60.6 %	96.1 %	96.3 %	96.4 %	95.4 %	2,088	2,048
Florida Total	**884**	**62.9%**	**63.4%**	**63.3%**	**62.7%**	**95.3%**	**94.8%**	**96.0%**	**95.5%**	**1,692**	**1,654**
Georgia											
Atlanta	283	51.8 %	58.5 %	50.4 %	58.6 %	94.7 %	97.2 %	94.8 %	97.4 %	1,461	1,458
Georgia Total	**283**	**51.8%**	**58.5%**	**50.4%**	**58.6%**	**94.7%**	**97.2%**	**94.8%**	**97.4%**	**1,461**	**1,458**
Mid-Atlantic											
Washington D.C.	1,104	65.8 %	67.0 %	66.1 %	65.3 %	95.0 %	94.9 %	96.2 %	96.4 %	2,088	2,099
Philadelphia	308	57.3 %	54.6 %	55.1 %	53.3 %	94.5 %	95.5 %	96.3 %	94.3 %	1,621	1,624
Mid-Atlantic Total	**1,412**	**64.3%**	**64.8%**	**64.2%**	**63.2%**	**94.9%**	**95.0%**	**96.2%**	**95.9%**	**1,986**	**1,995**
Nevada											
Las Vegas	598	64.6 %	65.8 %	65.2 %	65.9 %	94.8 %	95.8 %	96.3 %	96.3 %	1,101	1,055
Nevada Total	**598**	**64.6%**	**65.8%**	**65.2%**	**65.9%**	**94.8%**	**95.8%**	**96.3%**	**96.3%**	**1,101**	**1,055**
New England											
Boston	772	68.0 %	67.6 %	66.7 %	63.9 %	95.6 %	97.3 %	96.9 %	97.5 %	1,712	1,652
New England Total	**772**	**68.0%**	**67.6%**	**66.7%**	**63.9%**	**95.6%**	**97.3%**	**96.9%**	**97.5%**	**1,712**	**1,652**
Northern California											
San Francisco	821	69.5 %	69.3 %	69.8 %	69.0 %	94.6 %	95.6 %	95.9 %	96.1 %	3,071	3,008
Northern California Total	**821**	**69.5%**	**69.3%**	**69.8%**	**69.0%**	**94.6%**	**95.6%**	**95.9%**	**96.1%**	**3,071**	**3,008**
Southern California											
Los Angeles	889	68.1 %	67.0 %	69.2 %	67.8 %	95.7 %	96.0 %	95.8 %	95.9 %	2,343	2,260
Southern California Total	**889**	**68.1%**	**67.0%**	**69.2%**	**67.8%**	**95.7%**	**96.0%**	**95.8%**	**95.9%**	**2,343**	**2,260**
Texas											
Dallas	994	54.6 %	57.5 %	57.1 %	56.6 %	95.8 %	95.6 %	95.1 %	96.1 %	1,624	1,583
Houston	913	44.7 %	53.4 %	48.5 %	54.1 %	92.3 %	93.9 %	93.1 %	94.0 %	1,390	1,463
Texas Total	**1,907**	**50.3%**	**55.6%**	**53.3%**	**55.4%**	**94.1%**	**94.8%**	**94.1%**	**95.1%**	**1,512**	**1,526**
Total Same Store	**8,562**	**63.7%**	**64.8%**	**64.5%**	**64.2%**	**94.9%**	**95.6%**	**95.6%**	**96.0%**	**$ 1,873**	**$ 1,847**

(Table continued on next page)

© Monogram Residential Trust, Inc. 26

Operating Metrics

Consolidated QTD and YTD Operating Metrics by Geographic Region and Market

	Units	Operating Margin		Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue per Unit (1)	
	QTD 3Q 2016	QTD 3Q 2016	QTD 3Q 2015	YTD 3Q 2016	YTD 3Q 2015	QTD 3Q 2016	QTD 3Q 2015	QTD 3Q 2016	QTD 3Q 2015	QTD 3Q 2016	QTD 3Q 2015
Stabilized Non-Comparable											
Colorado											
Denver	212	65.7 %	N/A	67.5 %	N/A	98.6 %	91.5 %	94.8 %	85.4 %	1,804	N/A
Colorado Total	**212**	**65.7%**	**N/A**	**67.5%**	**N/A**	**98.6%**	**91.5%**	**94.8%**	**85.4%**	**1,804**	**N/A**
Florida											
South Florida (2)	626	59.6 %	N/A	57.5 %	N/A	97.0 %	24.4 %	87.3 %	20.1 %	2,237	N/A
Florida Total	**626**	**59.6%**	**N/A**	**57.5%**	**N/A**	**97.0%**	**24.4%**	**87.3%**	**20.1%**	**2,237**	**N/A**
Georgia											
Atlanta	329	50.4 %	N/A	52.9 %	N/A	91.5 %	55.0 %	92.8 %	41.9 %	2,089	N/A
Georgia Total	**329**	**50.4%**	**N/A**	**52.9%**	**N/A**	**91.5%**	**55.0%**	**92.8%**	**41.9%**	**2,089**	**N/A**
New England											
Boston	186	78.1 %	N/A	74.4 %	N/A	95.2 %	99.5 %	96.2 %	94.1 %	2,087	N/A
New England Total	**186**	**78.1%**	**N/A**	**74.4%**	**N/A**	**95.2%**	**99.5%**	**96.2%**	**94.1%**	**2,087**	**N/A**
Southern California											
Los Angeles	113	65.4 %	N/A	66.3 %	N/A	95.6 %	98.2 %	96.8 %	97.3 %	2,586	N/A
San Diego (2)	652	50.3 %	N/A	26.6 %	N/A	94.8 %	16.7 %	89.4 %	7.9 %	2,077	N/A
Southern California Total	**765**	**56.7%**	**N/A**	**47.6%**	**N/A**	**94.9%**	**28.8%**	**90.5%**	**21.1%**	**2,152**	**N/A**
Texas											
Austin	220	38.6 %	N/A	53.3 %	N/A	92.7 %	65.5 %	93.5 %	47.0 %	2,976	N/A
Dallas	676	53.1 %	N/A	53.4 %	N/A	94.4 %	95.7 %	94.5 %	97.1 %	1,552	N/A
Houston	270	56.9 %	N/A	58.0 %	N/A	95.9 %	99.3 %	97.0 %	97.4 %	1,763	N/A
Texas Total	**1,166**	**49.7%**	**N/A**	**54.4%**	**N/A**	**94.4%**	**90.8%**	**94.9%**	**87.7%**	**1,869**	**N/A**
Total Stabilized Non-Comparable	**3,284**	**55.6%**	**N/A**	**56.6%**	**N/A**	**95.0%**	**60.7%**	**92.3%**	**54.9%**	**2,035**	**N/A**
Total Stabilized	**11,846**	**61.9%**	**N/A**	**62.8%**	**N/A**	**94.9%**	**85.9%**	**94.7%**	**84.6%**	**1,918**	**N/A**
Lease up (includes operating and development communities)											
Florida	120	N/A	N/A	N/A	N/A	40.0 %	N/A	21.1 %	N/A	N/A	N/A
Mid-Atlantic	461	N/A	N/A	N/A	N/A	59.0 %	N/A	51.0 %	N/A	N/A	N/A
New England	392	N/A	N/A	N/A	N/A	63.5 %	N/A	50.9 %	N/A	N/A	N/A
Northern California	121	N/A	N/A	N/A	N/A	76.0 %	N/A	63.1 %	N/A	N/A	N/A
Texas	365	N/A	N/A	N/A	N/A	23.0 %	N/A	15.3 %	N/A	N/A	N/A
Total Lease up	**1,459**	**N/A**	**N/A**	**N/A**	**N/A**	**51.1%**	**N/A**	**40.6%**	**N/A**	**N/A**	**N/A**

(1) Monthly rental revenue per unit is only provided for communities that are stabilized as of the end of the period. Monthly rental revenue per unit is not meaningful prior to stabilization.
(2) Includes a community that was not stabilized for the full quarter, thus the operating margin for the partial period was not provided as it is not meaningful. The operating margins reported for QTD and YTD for Total Stabilized Non-Comparable and Total Stabilized exclude results for this community.

© Monogram Residential Trust, Inc. 27

Operating Metrics

Consolidated QTD and YTD Same Store Operating Expenses

(dollars in thousands) (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Same Store Properties								
Detailed Comparison by Major Operating Expense Categories								
Onsite management	$ 4,641	$ 4,280	$ 361	8.4 %	$ 13,768	$ 12,963	$ 805	6.2 %
Marketing	715	678	37	5.5 %	1,871	2,033	(162)	(8.0)%
Repairs and maintenance, including expensed turnover costs	3,147	3,058	89	2.9 %	9,100	8,858	242	2.7 %
Utilities	1,999	1,939	60	3.1 %	5,628	5,668	(40)	(0.7)%
Insurance	487	463	24	5.2 %	1,441	1,799	(358)	(19.9)%
Real estate taxes	7,019	6,748	271	4.0 %	20,786	20,250	536	2.6 %
Other	184	133	51	38.3 %	423	312	111	35.6 %
Total Operating Expenses	**$ 18,192**	**$ 17,299**	**$ 893**	**5.2 %**	**$ 53,017**	**$ 51,883**	**$ 1,134**	**2.2 %**

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
Same Store Properties				
Percentage of Total Operating Expenses				
Onsite management	25.5 %	24.7 %	26.0 %	25.0 %
Marketing	3.9 %	3.9 %	3.5 %	3.9 %
Repairs and maintenance, including expensed turnover costs	17.3 %	17.7 %	17.2 %	17.1 %
Utilities	11.0 %	11.2 %	10.6 %	10.9 %
Insurance	2.7 %	2.7 %	2.7 %	3.5 %
Real estate taxes	38.6 %	39.0 %	39.2 %	39.0 %
Other	1.0 %	0.8 %	0.8 %	0.6 %
Total Operating Expenses	**100%**	**100%**	**100%**	**100%**

© Monogram Residential Trust, Inc. 28

Operating Metrics Consolidated Capital Expenditures-Same Store (dollars in thousands, except per unit amounts) (unaudited) Recurring Non-Recurring Revenue Producing $ 656 1,207 350 $ 616 1,187 541 6.5% 1.7% (35.3)% $ 1,706 3,411 1,258 $ 1,409 3,773 1,138 21.1% (9.6)% 10.5 % Recurring Non-Recurring Revenue Producing $ 77 140 41 $ 72 139 63 6.9% 0.7% (34.9)% $ 199 399 147 $ 164 441 133 21.3% (9.5)% 10.5 % Recurring Non-Recurring Revenue Producing 1.3% 2.4% 0.7% 1.3% 2.4% 1.1% 1.1% 2.3% 0.9% 1.0% 2.6% 0.8% © Monogram Residential Trust, Inc. 29 Total capital expenditures as a percentage of rental revenue - Same Store4.4%4.8%4.3%4.4% Capital Expenditures as a Percentage of Rental Revenue - Same Store Total capital expenditures per unit - Same Store$258$274(5.8)% $745$7380.9 % Capital Expenditures per Unit - Same Store Total capital expenditures - Same Store$2,213$2,344(5.6)% $6,375$6,3200.9 % Capital Expenditures - Same Store Nine Months Ended September 30, 20162015% Change Three Months Ended September 30, 20162015% Change

Operating Metrics

Consolidated QTD General and Administrative and Corporate Property Management Expenses

(dollars in thousands) (unaudited)

	For the Three Months Ended September 30, 2016			
	General and Administrative Expenses	Corporate Property Management Expenses	Total Expenses	Annualized Expenses
Total General and administrative and corporate property management expenses (1)	$ 4,571	$ 2,138	$ 6,709	$ 26,836
Less: Asset management and property management fee income (2)	(367)	(815)	(1,182)	(4,728)
Net Expenses	**$ 4,204**	**$ 1,323**	**$ 5,527**	**$ 22,108**
Assets under management:				
Net Expenses as percentage of Total Consolidated Revenue	**5.8%**	**1.8%**	**7.7%**	**7.7%**
Net Expenses as percentage of Total Consolidated Gross Assets (3)	**0.11%**	**0.04%**	**0.15%**	**0.60%**

Note: A common financial metric to present general and administrative expense efficiency is to calculate general and administrative expenses as a percent of assets under management for revenues and gross asset costs (costs prior to accumulated depreciation and amortization). We believe calculating these ratios is useful to our investors and analysts as it reflects performance related to the general and administrative expenses on a consolidated basis, which includes enterprise-wide results and our economic share of fee income. Our presentation also reflects expenses net of stock compensation expense and annualized amounts, which we believe provides for a more consistent comparison to other real estate companies.

(1) General and administrative expenses exclude stock compensation expense of $0.7 million and corporate property management expenses exclude stock compensation expense of $0.1 million.
(2) Asset management and property management fee income represent fee income earned by the Company and the noncontrolling interests' share of revenues. As all of our joint ventures are consolidated, this fee income is eliminated upon consolidation.
(3) Total consolidated gross assets, which adds back accumulated depreciation and amortization, is included as a benchmark metric as it is representative of the Company's assets under management, and is calculated as follows:

Total assets per page 4	$ 3,190,776
Accumulated depreciation per page 4	440,894
Accumulated depreciation of corporate assets	1,126
Accumulated amortization of intangibles	42,568
Total gross assets under management	$ 3,675,364

© Monogram Residential Trust, Inc. 30

Capital Deployment

Summary of Developments

(dollars in thousands, except costs per unit) (unaudited)

As of September 30, 2016

Community	Effective Ownership %	Actual/ Estimated Units	Actual/ Estimated Construction Start Date	Actual/ Estimated Date First Units	Actual/ Estimated Completion Date [1]	Actual/ Estimated Stabilization Date [1]	Estimated Economic Costs per Unit	Occupancy	Percent Complete	Proportionate Share by Property [4]: Estimated Total Economic Costs	Proportionate Share by Property [4]: Economic Costs Incurred as of September 30, 2016	Proportionate Share by Property [4]: Projected NOI Yield at Stabilization
Operating Communities Stabilized During Current Quarter or in Lease up [2]												
SoMa - Miami, FL	55%	418	4Q 2013	4Q 2015	1Q 2016	3Q 2016	$230,656	97%	99%	$ 53,462	$ 53,262	7.0%
Verge - San Diego, CA	70%	444	4Q 2013	3Q 2015	2Q 2016	3Q 2016	272,748	94%	99%	85,133	84,621	6.0%
OLUME - San Francisco, CA	55%	121	2Q 2014	1Q 2016	1Q 2016	4Q 2016	537,782	76%	97%	36,082	35,130	5.3%
Zinc - Cambridge, MA	55%	392	2Q 2013	3Q 2015	4Q 2015	2Q 2017	464,446	64%	99%	100,954	99,697	5.9%
Nouvelle - Tysons Corner, VA	55%	461	4Q 2013	3Q 2015	4Q 2015	3Q 2017	369,848	59%	99%	94,542	93,479	5.6%
Total Stabilized During Current Quarter or in Lease up		**1,836**					**345,941**	**78%**	**99%**	**370,173**	**366,189**	**5.9%**
Developments in Lease up												
The Alexan - Dallas, TX	50%	365	3Q 2013	2Q 2016	4Q 2016	3Q 2017	262,133	23%	95%	47,753	45,372	6.1%
Total Developments in Lease up		**365**					**262,133**	**23%**	**95%**	**47,753**	**45,372**	**6.1%**
Construction												
Caspian Delray Beach - Delray Beach, FL	55%	146	4Q 2014	1Q 2017	1Q 2017	3Q 2017	278,812	N/A	83%	22,572	18,720	6.3%
Lucé - Huntington Beach, CA	65%	510	4Q 2015	1Q 2018	3Q 2018	2Q 2019	343,808	N/A	35%	114,586	39,984	6.7%
Total Construction		**656**					**329,342**	**N/A**	**43%**	**137,158**	**58,704**	**6.6%**
Total Developments		**2,857**					**$331,423**		**85%**	**$555,084**	**$ 470,265**	**6.1%**

(1) The estimated completion and stabilization dates are primarily based on contractual arrangements adjusted for certain events (e.g., weather delays, labor availability and change orders).
(2) These communities are included in the GAAP presentation in land, buildings and improvements but are still in lease up or stabilized during the current quarter and still have some remaining development costs.
(3) This schedule does not include 2015 acquisitions, which includes a development, The Mile, acquired in December 2015 that was approximately 99% complete as of September 30, 2016.
(4) These amounts are our Proportionate Share by property. See Proportionate Share in Definitions and other Explanatory Information for discussion of our methodology for calculating and presenting our Proportionate Share. This information is used by management and may be helpful to investors and lenders in determining our share of development costs projected and incurred and the projected NOI yield at stabilization attributable to our shareholders. The corresponding consolidated amounts are included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, Item 2. and should be reviewed in conjunction with that information. Accordingly, users are cautioned that such information excludes the full consolidated GAAP amounts.
(5) Estimated development cash costs to complete:

Proportionate Share:	As of September 30, 2016
Estimated total Economic Costs [a]	$ 555,084
Less: Costs incurred	(470,265)
Plus: Net accrued and unpaid estimated Economic Costs (including retainage, construction payables and construction escrows)	10,405
Total Estimated Development Cash Costs to Complete	$ 95,224
Total estimated development cash costs to complete by funding source	
Construction loan draws under binding loan commitments	$ 12,935
Other, including cash, construction loans and existing credit facilities [a] [b]	82,289
Total Estimated Development Cash Costs to Complete	$ 95,224

(a) The amount does not include The Mile, a development acquired in December 2015 that was approximately 99% complete as of September 30, 2016.
(b) The sources identified may be supplemented with other capital sources, including other construction loans.

© Monogram Residential Trust, Inc. 31

Capital Deployment
Acquisition and Disposition Summary - Three Years

(dollars in thousands, except per unit data) (unaudited)

Communities Acquired	Effective Ownership % Acquired	Location	Number of Units		Purchase Price per Unit		Purchase Price 100%		Assumed Debt 100%
2015									
The Mile [1]	100%	Miami, FL	120	$	400,000	$	48,000	$	—
Ev	100%	San Diego, CA	208		403,606		83,950		—
The Mark	100%	Boca Raton, FL	208		392,981		81,740		—
PGGM Buyout: [2]									
The District Universal Boulevard	44.5%	Orlando, FL	425		176,471		75,000		37,203
Veritas	41.6%	Henderson, NV	430		144,186		62,000		35,618
The Cameron	44.5%	Silver Spring, MD	325		400,000		130,000		64,914
Skye 2905	44.5%	Denver, CO	400		302,500		121,000		56,100
Grand Reserve	25.6%	Dallas, TX	149		279,866		41,700		20,771
Stone Gate	44.5%	Marlborough, MA	332		234,940		78,000		34,751
Total			**2,597**	**$**	**277,778**	**$**	**721,390**	**$**	**249,357**

Communities Sold	Effective Ownership % Sold	Location	Number of Units		Gross Sales Price per Unit		Gross Sales Price 100%		Gross Book Value at Time of Sale 100%
2016									
Renaissance [3]	55.5%	Concord, CA	134	$	487,709	$	65,353	$	52,809
2015									
Post Oak	100%	Houston, TX	392		229,745		90,060		64,745
Burnham Pointe	100%	Chicago, IL	298		422,819		126,000		88,533
Shady Grove [4]	100%	Rockville, MD	366		N/A		38,465		38,415
2014									
Tupelo Alley	55.5%	Portland, OR	188		281,144		52,855		39,930
Total			**1,378**	**$**	**330,304**	**$**	**372,733**	**$**	**284,432**

(1) Development was acquired through like-kind tax exchange in December 2015 and has been classified as construction in progress (99% complete) as of September 30, 2016.
(2) In May 2015, we acquired noncontrolling interests in six co-investment ventures with PGGM related to equity investments.
(3) The sale in August 2016 included the operating property as well as land held for future development. As of September 30, 2016, $2.0 million of net profit was deferred.
(4) In June 2015, we sold the development to a group led by the developer partner. The gross book value at time of sale is net of an impairment of $3.1 million (primarily related to non-recovery of certain non-cash GAAP capitalized costs) recorded during 2Q 2015.

© Monogram Residential Trust, Inc. 32

Capitalization

Debt Summary

(dollars in thousands) (unaudited)

	As of September 30, 2016					
	Total Contractual Balance [1][2][4]	Weighted Average Time to Maturity [3]	Consolidated Weighted Average Contractual Interest Rate	Proportionate Share of Contractual Balance [4]	Percent of Total Proportionate Share Debt	Company Portion of Recourse Debt [5]
Company Level Debt						
Fixed Rate - Mortgages Payable	$ 293,794	2.5 years	3.88%	$ 293,794	29.1%	$ —
$150 Million Credit Facility	10,000	0.5 years	2.61%	10,000	0.9%	—
$200 Million Credit Facility	—	—	3.03%	—	—%	—
Total Company Level Debt	**303,794**	**2.4 years**	**3.84%**	**303,794**	**30.0%**	
Co-Investment Venture Level Debt						
Fixed Rate - Mortgages Payable	637,639	2.9 years	3.27%	367,039	36.4%	—
Variable Rate - Mortgage Payable	35,627	0.5 years	2.47%	19,595	1.9%	—
Fixed Rate - Construction Notes Payable - In Construction	49,681	1.8 years	4.00%	24,796	2.5%	—
Variable Rate - Construction Notes Payable - Operating	497,739	1.6 years	2.62%	285,016	28.5%	71,461
Variable Rate - Construction Notes Payable - In Construction	13,508	2.5 years	2.68%	7,490	0.7%	3,377
Total Co-Investment Venture Level Debt	**1,234,194**	**2.3 years**	**3.01%**	**703,936**	**70.0%**	**74,838**
Total Company Level and Co-Investment Venture Level Debt	**1,537,988**	**2.3 years**	**3.17%**	**1,007,730**	**100.0%**	**$ 74,838**
Plus: unamortized adjustments from business combinations [6]	1,250			1,148		
Less: Deferred Financing Costs, net [7]	(11,608)			(8,810)		
Total Debt per Consolidated Balance Sheet	**$ 1,527,630**					

(1) The amounts listed are the contractual amounts on each loan at 100% regardless of the Company's ownership. Total net deferred financing costs and unamortized GAAP adjustments from business combinations are provided in total to reconcile to total debt per the consolidated/proportionate balance sheets.

(2) As of September 30, 2016, four communities with a gross GAAP carrying value of $179.3 million were unsecured.

(3) Information provided is before any extension options.

(4) As more fully explained on page 40, our $200 million Credit Facility contains material financial covenants. This schedule, in conjunction with page 40, provides information related to those financial covenants that management uses in managing our business and we believe could be helpful for investors, lenders and analysts in evaluating our covenants. As noted on page 40, substantially all of that information is presented on our Proportionated Share. Such amounts are not calculated using amounts in accordance with GAAP. Accordingly the results and the presentations should only be used in connections with a supplemental review of our covenants and debt and not as a substitute for GAAP reported amounts. See definition of Proportionate Share for additional information on our methodology for deriving these amounts. As further explained in (1) above, the presentation shows contractual balances where unamortized GAAP adjustments from business combinations and deferred finance costs are presented in total to reconcile to total debt as used in our covenants.

Reconciliation of total debt per Consolidated Balance Sheet to Proportionate Share of Company Level and Co-Investment Venture Level Contractual Debt:

Total Debt per Consolidated Balance Sheet	$ 1,527,630
Less: unamortized adjustments from business combinations	(1,250)
Plus: Deferred financing costs, net	11,608
Less: Noncontrolling Interests Adjustments	(530,258)
Proportionate Share of Company Level and Co-Investment Venture Level Contractual Debt	$ 1,007,730

Footnotes continued on following page

© Monogram Residential Trust, Inc. 33

Capitalization
Debt Summary

(dollars in thousands) (unaudited)

Footnotes continued from previous page

(5) Reflects the amount of the contractual debt balance that is recourse to the Company. In the case of Co-Investment Venture Level Debt, this represents portions of construction debt that the Company has recourse, usually a portion of each construction loan until certain operating benchmarks are achieved (usually a minimum fixed charge coverage).

(6) Unamortized adjustments from business combinations are added to debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.

(7) Deferred financing costs, net are deducted from debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.

(8) Recap of fixed and floating rate components, including interest rate caps:

	Contractual Balance	Weighted Average Contractual Interest Rate	Percent of Total Debt	Proportionate Share of Contractual Balance [b]	Proportionate Share Weighted Average Contractual Interest Rate [b]	Percent of Total Debt
Fixed Rate - Contractual	$ 981,114	3.49%		$ 685,629	3.55 %	
Interest Rate Caps - Notional Amounts [a]	112,700			112,700		
Fixed Rate and Interest Rate Caps	1,093,814		71%	798,329		79%
Floating Rate:						
Construction Notes Payable	511,247	2.62%		292,506	2.62 %	
Credit Facilities Payable	10,000	2.61%		10,000	2.61 %	
Mortgage Payable	35,627	2.47%		19,595	2.47 %	
Interest Rate Caps - Notional Amounts	(112,700)			(112,700)		
Floating Rate, Net of Interest Rate Caps	444,174		29%	209,401		21%
Total Debt - Contractual	$ 1,537,988	3.17%	100%	$ 1,007,730	3.25 %	100%

(a) As a hedge against interest rate increases, the Company has $112.7 million notional amount of interest rate caps. The interest rate caps are effective at 30-day LIBOR above 1.75% to 4.00%.

(b) See footnote (4) for information regarding Proportionate Share.

(9) Aggregate debt maturities by year:

	Weighted Average Rate on Debt Maturities	Contractual Balance	Contractual Balance Adjusted for Extended Maturities [a]	Proportionate Weighted Average Rate on Debt Maturities [b]	Proportionate Share of Contractual Balance [b]	Proportionate Share of Contractual Balance Adjusted for Extended Maturities [a](b)
October through December 2016	3.61%	$ 2,676	$ 2,676	3.62%	$ 2,110	$ 2,110
2017	3.14%	364,977	212,805	3.13%	209,349	125,078
2018	3.16%	575,982	201,794	3.32%	394,387	180,633
2019	3.17%	234,507	575,426	3.14%	179,477	377,427
2020	3.31%	226,001	397,934	3.42%	148,671	241,256
Thereafter	3.09%	133,845	147,353	3.09%	73,736	81,226
Total Debt Maturities	3.17%	$ 1,537,988	$ 1,537,988	3.25%	$ 1,007,730	$ 1,007,730

(a) Amounts reflect maturities and regular principal payments as if all extension options are exercised.

(b) See footnote (4) for information regarding Proportionate Share.

© Monogram Residential Trust, Inc. 34

Capitalization
Debt Recap by Multifamily Community

(dollars in thousands) (unaudited)

As of September 30, 2016

	Total Contractual Balance [1]	Maturity Date	Contractual Interest Rate [2]	Proportionate Share of Contractual Balance [3]	Company Portion of Recourse Debt [4]
Company Level Debt					
Fixed Rate - Mortgages Payable					
Acappella	$ 29,658	August-2018	3.86%	$ 29,658	
The Cameron	62,557	July-2019	3.09%	62,557	
The District Universal Boulevard	36,109	June-2018	4.54%	36,109	
Grand Reserve	20,051	May-2019	3.41%	20,051	
Skye 2905	54,952	June-2018	4.19%	54,952	
Stone Gate	33,467	July-2018	4.24%	33,467	
Vara	57,000	December-2020	4.00%	57,000	
Total Fixed Rate - Mortgages Payable	**293,794**		**3.88%**	**293,794**	
$150 Million Credit Facility	10,000	April-2017	Monthly LIBOR + 2.08%	10,000	
$200 Million Credit Facility	—	January-2019	Monthly LIBOR + 2.50%	—	
Total Credit Facilities	**10,000**		**2.61%**	**10,000**	
Total Company Level Debt	**303,794**		**3.84%**	**303,794**	
Co-Investment Venture Level Debt					
Fixed Rate - Mortgages Payable					
55 Hundred	40,454	January-2017	3.75%	22,432	
Acacia on Santa Rosa Creek	29,000	March-2020	3.17%	15,950	
Argenta	52,000	August-2021	2.78%	28,600	
Arpeggio Victory Park	29,081	June-2023	4.31%	16,126	
Bailey's Crossing	76,000	July-2017	2.82%	42,142	
Belmar	28,500	August-2020	2.82%	15,675	
Briar Forest Lofts	19,929	September-2017	4.46%	10,961	
Calypso	29,500	August-2020	2.82%	16,225	
Cherry Creek	39,500	August-2020	2.82%	21,725	
Eclipse	19,782	September-2017	4.46%	10,880	
Fitzhugh Urban Flats	26,503	August-2017	4.35%	14,576	
Forty 55 Lofts	25,500	October-2020	3.90%	14,025	
The Gallery at NoHo Commons	55,000	August-2021	2.78%	30,250	
The Lofts at Park Crest - multifamily	31,124	January-2019	3.42%	17,118	
San Sebastian	20,897	June-2020	3.31%	11,588	
Satori	51,000	January-2019	3.54%	28,280	
The Venue	10,375	January-2019	3.66%	5,706	
Veritas	34,131	November-2019	2.77%	34,131	
West Village	19,363	October-2019	2.48%	10,649	
Total Fixed Rate - Mortgages Payable	**637,639**		**3.27%**	**367,039**	
Variable Rate - Mortgages Payable					
The Lofts at Park Crest - retail	11,427	April-2017	Monthly LIBOR + 2.35%	6,285	
Burrough's Mill	24,200	September-2017	Monthly LIBOR + 1.75%	13,310	
Total Variable Rate - Mortgages Payable	**35,627**		**2.47%**	**19,595**	

(Table continued on next page)

© Monogram Residential Trust, Inc. 35

Capitalization
Debt Recap by Multifamily Community

(dollars in thousands) (unaudited)

	As of September 30, 2016				
	Total Contractual Balance [1]	Maturity Date	Contractual Interest Rate [2]	Proportionate Share of Contractual Balance [3]	Company Portion of Recourse Debt [4]
Fixed Rate - Construction Notes Payable [5]					
The Alexan	49,681	August-2018	4.00%	24,796	
Total - In Construction	49,681			24,796	
Total Fixed Rate - Construction Notes Payable	**49,681**		**4.00%**	**24,796**	
Variable Rate - Construction Notes Payable [5]					
4110 Fairmount	24,703	April-2017	Monthly LIBOR + 2.25%	13,698	—
Allusion West University	20,557	April-2017	Monthly LIBOR + 2.25%	11,399	—
Cyan on Peachtree	39,114	February-2018	Monthly LIBOR + 1.90%	21,689	5,867
Everly	22,982	June-2018	Monthly LIBOR + 1.85%	12,743	1,149
Muse Museum District	26,700	February-2018	Monthly LIBOR + 1.95%	14,805	—
Nouvelle	82,425	August-2018	Monthly LIBOR + 2.10%	45,705	20,606
Point 21	26,552	December-2017	Monthly LIBOR + 2.00%	14,723	—
SEVEN	32,483	August-2018	Monthly LIBOR + 2.15%	18,012	—
SoMa	56,438	October-2017	Monthly LIBOR + 2.10%	31,295	8,466
Zinc	105,049	October-2018	Monthly LIBOR + 2.25%	58,250	26,262
Verge	60,736	October-2018	Monthly LIBOR + 1.95%	42,697	9,111
Total - Operating	497,739		2.62%	285,016	71,461
Caspian Delray Beach	13,508	April-2019	Monthly LIBOR + 2.15%	7,490	3,377
Total - In Construction	13,508		2.68%	7,490	3,377
Total Variable Rate - Construction Notes Payable	**511,247**		**2.62%**	**292,506**	**74,838**
Total Co-Investment Venture Level Debt	**1,234,194**		**3.01%**	**703,936**	**74,838**
Total Company Level and Co-Investment Venture Level Debt	**1,537,988**		**3.17%**	**1,007,730**	**$ 74,838**
Plus: unamortized adjustments from business combinations [6]	1,250			1,148	
Less: deferred financing costs, net [7]	(11,608)			(8,810)	
Total Debt per Consolidated Balance Sheet	**$ 1,527,630**				

(1) The amounts listed by multifamily community are the contractual amounts on each loan at 100% regardless of the Company's ownership. Total net deferred financing costs and unamortized GAAP adjustments from business combinations are provided in total to reconcile to total debt per the consolidated/proportionate balance sheets.
(2) Total and sub-totals represent the weighted-average interest rates as of September 30, 2016. Monthly LIBOR as of September 30, 2016 is 0.53%.
(3) As more fully explained on page 40, our $200 million Credit Facility contains material financial covenants. This schedule, in conjunction with page 40, provides information related to those financial covenants that management uses in managing our business and we believe could be helpful for investors and analysts in evaluating our covenants. As noted on page 40, substantially all of that information is presented on our Proportionated Share. Such amounts are not calculated using amounts in accordance with GAAP. Accordingly the results and the presentations should only be used in connections with a supplemental review of our covenants and debt and not as a substitute for GAAP reported amounts. See definition of Proportionate Share for additional information on our methodology for deriving these amounts. As further explained in (1) above, the presentation shows contractual balances with unamortized GAAP adjustments from business combinations and deferred finance costs are presented in total to reconcile to total debt per our covenants. See reconciliation of total debt per consolidated balance sheet to total Proportionate Share of Company Level and Co-Investment Venture Level debt on page 33.
(4) Reflects the amount of the contractual debt balance that is recourse to the Company. In the case of Co-Investment Venture Level Debt, this represents portions of construction debt that the Company has recourse, usually a portion of each construction loan until certain operating benchmarks are achieved (usually a minimum fixed charge coverage).
(5) The maturity dates provided for these loans in the table do not include any extension options. These loans include one to two year extension options generally available at the stated maturity date.
(6) Unamortized adjustments from business combinations are added to debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.
(7) Deferred financing costs, net are deducted from debt to reconcile to the GAAP amounts on the consolidated balance sheet.

© Monogram Residential Trust, Inc. 36

Capitalization
Proportionate EBITDA

(in thousands) (unaudited)

	Three Months Ended September 30, 2016		2015	
	Amounts as Defined	Noncontrolling Interests Adjustments [(1)]	Amounts as Defined	Noncontrolling Interests Adjustments [(1)]
Reconciliation of loss from continuing operations to EBITDA and Adjusted EBITDA:				
Net income available to the Company	$ 4,454		$ 31,364	
Less: Gains on sales of real estate	(17,510)	$ 7,801	(34,373)	$ —
Depreciation and amortization [(1)]	32,933	(10,170)	26,235	(7,823)
Interest expense [(2)]	10,570	(3,415)	7,543	(1,824)
Less: noncontrolling interests share of adjustments	(5,784) ←	(5,784)	(9,647) ←	(9,647)
Proportionate EBITDA	**24,663**		**21,122**	
Adjustments to arrive at Adjusted EBITDA:				
Loss on early extinguishment of debt	31	(5)	—	—
Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends)	87	(32)	87	(31)
Less: noncontrolling interests share of adjustments	(37) ←	(37)	(31) ←	(31)
Adjusted Proportionate EBITDA	**$ 24,744**		**$ 21,178**	

	Nine Months Ended September 30, 2016		2015	
	Amounts as Defined	Noncontrolling Interests Adjustments [(1)]	Amounts as Defined	Noncontrolling Interests Adjustments [(1)]
Net income (loss) available to the Company	$ (13,068)		$ 79,730	
Less: Gains on sales of real estate	(17,510)	$ 7,801	(82,975)	$ —
Depreciation and amortization [(1)]	97,564	(29,994)	78,182	(24,360)
Interest expense [(2)]	30,829	(9,895)	19,041	(5,572)
Less: noncontrolling interests share of adjustments	(32,088) ←	(32,088)	(29,932) ←	(29,932)
Proportionate EBITDA	**65,727**		**64,046**	
Adjustments to arrive at Adjusted EBITDA:				
Loss on early extinguishment of debt	31	(5)	—	—
Impairment related to development	—	—	3,128	—
Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends)	261	(96)	259	(100)
Workforce reduction	2,044	—	—	—
Less: noncontrolling interests share of adjustments	(101) ←	(101)	(100) ←	(100)
Adjusted Proportionate EBITDA	**$ 67,962**		**$ 67,333**	

Note: EBITDA is a non-GAAP measurement. See following page for footnotes and see Definitions and Other Explanatory Information for definitions.

© Monogram Residential Trust, Inc. 37

Capitalization
Proportionate EBITDA

(in thousands) (unaudited)

	Three Months Ended September 30, 2016 Amounts as Defined	2016 Noncontrolling Interests Adjustments [a]	2015 Amounts as Defined	2015 Noncontrolling Interests Adjustments [a]	Nine Months Ended September 30, 2016 Amounts as Defined	2016 Noncontrolling Interests Adjustments [a]	2015 Amounts as Defined	2015 Noncontrolling Interests Adjustments [a]
(1) Reconciliation of depreciation and amortization expense:								
Depreciation and amortization expense for GAAP	$ 31,197	$ (9,741)	$ 24,904	$ (7,484)	$ 92,251	$ (28,686)	$ 74,587	$ (23,426)
Plus: Purchase accounting intangible expense	244	(110)	244	(110)	731	(329)	731	(329)
Amortization of deferred financing costs	1,492	(319)	1,087	(229)	4,582	(979)	2,864	(605)
	32,933	—	26,235	—	97,564	—	78,182	—
Less: Noncontrolling Interests Adjustments	(10,170) ←	(10,170)	(7,823) ←	(7,823)	(29,994) ←	(29,994)	(24,360) ←	(24,360)
EBITDA depreciation and amortization	$ 22,763		$ 18,412		$ 67,570		$ 53,822	
(2) Reconciliation of interest expense:								
Contractual interest expense	$ 12,778	$ (4,170)	$ 12,044	$ (3,701)	$ 38,138	$ (12,397)	$ 33,978	$ (11,483)
Less: Capitalized interest	(1,795)	642	(4,088)	1,764	(6,069)	2,162	(13,533)	5,542
Mortgage premium amortization	(413)	113	(413)	113	(1,240)	340	(1,404)	369
Plus: Credit facility and other finance fees	622	—	653	—	1,792	—	1,825	—
Interest expense for GAAP	11,192	—	8,196	—	32,621	—	20,866	—
Less: Credit facility and other finance fees	(622)	—	(653)	—	(1,792)	—	(1,825)	—
	10,570	—	7,543	—	30,829	—	19,041	—
Less: Noncontrolling Interests Adjustments	(3,415) ←	(3,415)	(1,824) ←	(1,824)	(9,895) ←	(9,895)	(5,572) ←	(5,572)
EBITDA interest	$ 7,155		$ 5,719		$ 20,934		$ 13,469	

(a) See Noncontrolling Interests Adjustments in Definitions and other Explanatory Information for discussion of our Proportionate Share.

© Monogram Residential Trust, Inc. 38

Capitalization
Other Proportionate Debt Metrics

(dollars in thousands) (unaudited)

Leverage Ratios

	Three Months Ended September 30, 2016	2015
Fixed Charge coverage ratio	2.86x	2.52x
Debt to EBITDA [1]	10.18x	12.23x
Net Debt to EBITDA [1]	9.65x	11.54x
Adjusted Ratios - Excluding Development Activity, Proportionate Share		
Fixed Charge coverage ratio	3.25x	3.03x
Debt to EBITDA [1]	8.27x	8.91x
Net Debt to EBITDA [1]	7.74x	8.24x

Supporting Calculations for Debt Metrics:

Proportionate Fixed Charges:	Three Months Ended September 30, 2016	2015
Contractual interest expense	$ 8,608	$ 8,343
Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends)	55	56
Fixed Charges	8,663	8,399
Less: Development related fixed charges [2]	(1,002)	(1,166)
Fixed Charges, excluding development activity	$ 7,661	$ 7,233

Proportionate Net Debt:	September 30, 2016	September 30, 2015
Contractual debt (page 33)	$ 1,007,730	$ 1,036,397
Less: Cash and cash equivalents	(52,733)	(58,794)
Net debt	954,997	977,603
Less: Development related debt	(184,477)	(256,307)
Net debt, excluding development activity	$ 770,520	$ 721,296

Annualized Proportionate EBITDA:	Three Months Ended September 30, 2016	2015
Adjusted Proportionate EBITDA (page 37)	$ 24,744	$ 21,178
Plus: NOI and development costs expensed, net of NOI for developments not fully stabilized	143	702
Adjusted Proportionate EBITDA, excluding development activity	$ 24,887	$ 21,880
Annualized Proportionate EBITDA	$ 98,976	$ 84,712
Annualized Proportionate EBITDA, excluding development activity	$ 99,548	$ 87,520

See following page for footnotes

© Monogram Residential Trust, Inc. 39

Capitalization
Other Proportionate Debt Metrics

(dollars in thousands) (unaudited)

(1) Proportionate EBITDA is annualized for last quarter for the respective reporting periods.

(2) Represents interest expense related to developments during periods of operating deficits.

(3) Our $200 million Credit Facility covenants, which constitute a material agreement and are included in our filed exhibits, are prepared on a Proportionate Share basis. We are in compliance with all of our debt covenants, including our $200 million Credit Facility. To assist in evaluating our covenant position, we have provided certain Proportionate Share information. We believe this information is useful to management, lenders and investors to evaluate our covenant compliance. However, this information differs from our reported consolidated GAAP amounts and users are cautioned to use such information in the limited content of covenant compliance. See page 33 for additional information concerning certain details of our debt.

	Assets (Liabilities) as of September 30, 2016
Cash	$ 52,733
Gross operating real estate	2,254,590
Construction in progress	137,006
Notes receivable	38,974
Other tangible assets	20,675
Mortgages and notes payable (contractual balances)	(997,730)
Credit facility payable	(10,000)
Construction costs payable	(14,253)
Accounts payable and other liabilities	(26,398)
Distributions payable	(12,569)
Tenant security deposits	(4,498)
Redeemable noncontrolling interests	(16,959)
Subsidiary preferred stock	(1,336)

	Selected Operating Data For the Three Months Ended September 30, 2016
Contractual interest expense	$ 8,608
Capitalized interest	1,153
Principal payments	2,143

© Monogram Residential Trust, Inc. 40

Capitalization

Sources of Funds Available

(dollars in thousands) (unaudited) As of September 30, 2016

	Maximum Commitment	Available Capacity [1]	Balance Outstanding	Unfunded Commitments	Remaining Commitments
$150 Million Credit Facility - 100% our share [2]	$ 150,000	$ 116,160	$ 10,000	$ 106,160	$ 33,840
$200 Million Credit Facility - 100% our share	$ 200,000	$ 200,000	$ —	$ 200,000	$ —
Construction notes payable - Proportionate Share [3]	$ 346,369	$ 346,369	$ 317,302	$ 29,067	$ —
PGGM commitments [4]	$ 300,000	$ 300,000	$ 247,282	$ 8,255	$ 44,463
Developer partner commitment	$ 4,218	$ 4,218	$ 3,616	$ 602	$ —

Note: This schedule presents certain sources of capital available to the Company, exclusive of the sources available to our joint venture partners. Accordingly, all information, unless otherwise noted, is presented on our Proportionate Share.

(1) Available capacity represents the amount of the maximum commitment that is available to be drawn based on current loan requirements (e.g. collateral, borrowing base). The amount currently drawn is reflected in the balance outstanding column.
(2) The remaining commitments are available if additional multifamily communities are added to the collateral pool or increases in value of the collateral pool pursuant to provisions under the credit facility agreement.
(3) We may elect to not draw all amounts available to draw, and we may use other sources to fund our developments. Details of the balance outstanding are provided below and can also be found on the Debt Recap by Multifamily Community schedule on page 36:

Construction notes payable - balance outstanding:	Amounts as Defined	Noncontrolling Interests Adjustments	Proportionate Share
Fixed rate - in construction	$ 49,681	$ (24,885)	$ 24,796
Variable rate - operating	497,739	(212,723)	285,016
Variable rate - in construction	13,508	(6,018)	7,490
Total	$ 560,928	$ (243,626)	$ 317,302

(4) PGGM's remaining commitment would apply to future investments.

© Monogram Residential Trust, Inc. 41

Equity Capitalization Preferred Stock, Common Stock and Common Stock Equivalents (unaudited) Outstanding as of Preferred Securities: Series A Preferred Stock (1) 10,000 7% $0.0001 $10.00 Common Stock and Common Stock Equivalents: Common stock (2) Dilutive securities: Series A Preferred Stock Restricted stock units Total common stock and common stock equivalents (3) 166,835,631 — 806,568 167,642,199 (1) As more fully explained in the notes to the financial statements (stockholders’ equity - capitalization) the Series A Preferred Stock can be converted into common stock on or before December 31, 2016. The conversion ratio is based on a formula set forth in the Company’s charter. As of October 31, 2016, we estimate the minimum common stock price for a conversion of the Series A Preferred Stock to be approximately $11.60 per share. As of October 31, 2016, the closing market price for the Company’s closing stock was $10.54 per common share. (2) The distribution for the third quarter of 2016 was $0.075 per share. (3) 0.7% of total common stock and common stock equivalents are held by employees and directors. © Monogram Residential Trust, Inc. 42 Shares/Units September 30, 2016CouponPar Value per ShareLiquidation Preference per Share

Net Asset Value
Road Map to Net Asset Value

(dollars in thousands) (unaudited)

	Three Months Ended September 30, 2016	Adjustments	As Adjusted
Income Statement Data (Proportionate Share)			
Property revenue - stabilized portfolio [1]	$ 47,859	$ (3,647)	$ 44,212
Less: Property operating expenses, excluding property management expenses [1]	(18,667)	2,225	(16,442)
Less: Assumed market rate property management fee @ 3% of revenue	(1,436)	109	(1,327)
Adjusted property Net Operating Income	$ 27,756	$ (1,313)	$ 26,443
Annualized adjusted property Net Operating Income	$ **111,024**	$ **(5,252)**	$ **105,772**
Third party asset management revenue [2]	**367**	—	**367**
Third party property management revenue [2]	**815**	—	**815**

	As of September 30, 2016	Adjustments	As Adjusted
Acquisitions in Lease Up, Development and Joint Venture Data (Proportionate Share)			
Acquisition in lease up and stabilized non-comparable[3]	$ 132,608	$ —	$ 132,608
Development - total Economic Costs incurred [4]	470,265	—	470,265
Acquisition in lease up and development - total potential value creation [5]	151,641	—	151,641
Master Partnership promote due to the Company [6]	7,600	—	7,600
Developer promotes and put options, net (due by the Company) [7]	(39,440)	—	(39,440)

	Amounts as Defined	Noncontrolling Interests Adjustments [8]	Other Adjustments
Selected Other Tangible Balance Sheet Data - Assets (Liabilities)			
Cash and cash equivalents	$ 65,470	$ (12,737)	$ —
Notes receivable [9]	39,471	—	—
Other tangible assets [10]	24,077	(3,402)	—
Mortgages and notes payable [11]	(1,527,988)	530,258	(4,700)
Credit facilities payable [9]	(10,000)	—	—
Convertible and subsidiary preferred stock [12]	—	(1,336)	(100)
Other tangible liabilities [13]	(80,549)	22,831	—
Less: Noncontrolling Interests Adjustments	535,614 ←	535,614	—
Net tangible assets/(liabilities)	$ (953,905)		$ (4,800)

Fully Diluted Share Data	
Common stock outstanding	166,835,631
Convertible preferred stock [14]	—
Restricted stock units outstanding	806,568
Fully diluted shares outstanding	167,642,199

(See Notes to Road Map to Net Asset Value on next page)

© Monogram Residential Trust, Inc. 43

Net Asset Value

Road Map to Net Asset Value

(dollars in thousands) (unaudited)

Notes to Road Map to Net Asset Value on page 43:

Note: Estimating net asset value of our Company can be useful to both management and investors. While we do not provide any specific assumptions or methodologies, we have provided certain information we believe could be useful in calculating our net asset value as of September 30, 2016.

(1) Property revenue and property operating expenses-stabilized portfolio includes:

	Rental Revenue	Property Operating Expenses
Same Store per page 21	$ 35,975	$ 12,884
Stabilized Non-Comparable per page 22	11,884	5,783
Less: Three multifamily communities not stabilized for the full third quarter of 2016 [(a)]	(3,647)	(2,225)
	$ 44,212	$ 16,442

(a) Includes SoMa, Verge and Ev, which due to lease up and concessions were not at full stabilized operations for all of 3Q 2016.

(2) Represents property and asset management revenue associated with third party joint venture assets per page 9.

(3) Includes 2015 acquisition of The Mile (development in lease up) and EV (stabilized non-comparable). Amounts represent costs as of September 30, 2016. See page 32. Total potential value creation is included below. See note 5.

(4) Total Developments per page 31.

(5) Value creation is equal to projected future stabilized value less total Economic Costs. The projected future stabilized value is based on the projected annual NOI at stabilization, less capital reserves divided by an estimated future capitalization rate, which includes a premium from the current capitalization rate to adjust for the period until stabilization. Total potential value creation represents the projected undiscounted total future value to be created at the stabilization date, before any selling expenses.

(6) Projected promote due to the Company by PGGM based on current estimated portfolio value.

(7) Developer's put options and amounts attributable to developer promotes. The amount included for developer promotes is calculated based on estimated valuations as of September 30, 2016. The developer promotes are not currently payable, where actual amounts, if any, are subject to future property sales prices, net of selling expenses, our capital account and our preferred return at the time of the property sale.

(8) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

(9) Notes receivable is the contractual principal balance as presented on page 18.

(10) Other tangible assets, which are prepared on a basis consistent with our financial covenants include:

	Consolidated GAAP Amounts	Noncontrolling Interests Adjustments
Escrows and restricted cash	$ 9,076	$ (1,245)
Resident, tenant and other receivables	8,010	(406)
Prepaid assets, deposits and other	6,991	(1,751)
Total	$ 24,077	$ (3,402)

(Notes continued on next page)

© Monogram Residential Trust, Inc. 44

Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Notes to Road Map to Net Asset Value on page 43 (continued from previous page): (11) Amounts in “amounts as defined” and “Noncontrolling Interests Adjustments” represent the contractual amounts. Mark-to-market adjustment to mortgages and notes payable are included in the Other Adjustments column. (12) Convertible and subsidiary preferred stock includes the liquidation value of convertible preferred stock, calculated as 10,000 shares at a contractual liquidation value of $10.00 per share (see note 14), and subsidiary preferred stock of $1.3 million as of September 30, 2016. (13) Other tangible liabilities, which are prepared on a basis consistent with our financial covenants include: Noncontrolling Interests Adjustments Consolidated GAAP Amounts Construction costs payable Accounts payable and other liabilities Distributions payable Tenants security deposits Total $ (24,828) (36,784) (12,602) (6,335) $ 10,575 10,386 33 1,837 $ (80,549) $ 22,831 (14) Potential dilution associated with the conversion of the outstanding Series A Preferred Stock utilizing the treasury stock method and common stock market price as of September 30, 2016. As more fully discussed in note 1, page 42, the Series A Preferred Stock does not have a convertible value based on the October 31, 2016 closing stock market price. © Monogram Residential Trust, Inc. 45

Co-Investment Venture Partners

Information on Joint Ventures

(dollars in thousands) (unaudited) As of September 30, 2016

Joint Venture Partner	Number of Multifamily Communities (1)	Range of Noncontrolling Interest Ownership %	GAAP Non -redeemable Noncontrolling Interests	GAAP Redeemable Noncontrolling Interests (2)	Unfunded Commitments
Stichting Depositary PGGM Private Real Estate Fund ("PGGM")					
Stabilized operating portfolio - PGGM only	3	45%	$ 43,365	$ —	
Stabilized operating portfolio - includes other developer partners	15	0% to 45%	204,735	22,259	
Development portfolio - includes other developer partners	3	0% to 45%	50,068	5,699	
Total PGGM related joint ventures	**21**	**0% to 45%**	**298,168**	**27,958**	**$ 8,857**
Milky Way Partners, L.P. ("NPS")					
Stabilized operating portfolio	14	45%	112,734	—	—
Developer partners					
Stabilized operating portfolio with developer partner (3)	2	—%	(172)	1,115	
Total developer partners	**2**	**—%**	**(172)**	**1,115**	**—**
Subsidiary preferred units			**2,121**	**—**	**—**
Total all joint venture partners	**37**		**$ 412,851**	**$ 29,073**	**$ 8,857**

(1) Certain multifamily communities include multiple joint venture partners that include PGGM and an additional developer partner. For purposes of the presentation in this table, the number of multifamily communities is included under PGGM and not under developer partners to avoid double counting of those multifamily communities.
(2) Includes developer partner put options of $28.8 million which have been recorded as of September 30, 2016 in the consolidated balance sheet.
(3) Interest ownership is primarily a back-end interest.

© Monogram Residential Trust, Inc. 46

Guidance
Full-Year 2016 Guidance

(dollars in millions, except per share amounts) (unaudited)

	Previous Guidance					Revised Guidance				
	Full Year 2016					Full Year 2016				
Proportionate Same-Store Guidance	Percent Range					Percent Range				
Revenue growth		3.3%	to		3.6%		2.4%	to		2.7%
Expense growth		1.0%	to		1.5%		1.0%	to		1.5%
NOI growth		4.25%	to		5.0%		3.0%	to		3.5%
FFO, Core FFO, and AFFO Guidance	Per Share Range					Per Share Range				
FFO	$	0.31	to	$	0.34	$	0.32	to	$	0.34
Core FFO	$	0.34	to	$	0.37	$	0.35	to	$	0.37
AFFO	$	0.35	to	$	0.38	$	0.36	to	$	0.38
	Second Half 2016					Second Half 2016				
Other Proportionate FFO Components	Proportionate Share					Proportionate Share				
Interest expense, net of capitalized interest	$	18	to	$	21	$	18	to	$	20
Capitalized interest	$	1	to	$	2	$	2	to	$	2
Interest income	$	2	to	$	3	$	3	to	$	3
General and administrative expense: (1)										
Corporate	$	9	to	$	11	$	9	to	$	10
Corporate property management		5	to		5		5	to		5
Less: Asset management and property management fee income		2	to		3		2	to		3
Net general and administrative expenses	$	12	to	$	13	$	12	to	$	12
	Second Half 2016					Second Half 2016				
Proportionate Sources of Funds	Proportionate Share					Proportionate Share				
Mezzanine loan investment net repayments/fundings	$	—	to	$	17	$	—	to	$	17
Construction loan proceeds	$	15	to	$	20	$	15	to	$	20
Credit facility and debt refinancing proceeds, net	$	10	to	$	20	$	10	to	$	20
Proportionate Uses of Funds	Proportionate Share					Proportionate Share				
Debt maturities inclusive of principal amortization	$	3	to	$	5	$	3	to	$	5
Development funding	$	25	to	$	35	$	25	to	$	35

(1) Amounts exclude stock compensation expense.

© Monogram Residential Trust, Inc. 47

Guidance
Guidance Reconciliations

(in millions, except per share amounts) (unaudited)

Reported AFFO attributable to common stockholders YTD 3Q 2016 compared to Proforma AFFO attributable to common stockholders full-year 2016:

	Guidance Range - Per Share			
AFFO attributable to common stockholders - proforma for the year ended December 31, 2016	$	0.36	$	0.38
AFFO attributable to common stockholders - reported for the nine months ended September 30, 2016		0.26		0.26
Proforma AFFO attributable to common stockholders anticipated for fourth quarter of 2016	**$**	**0.10**	**$**	**0.12**
Major components of proforma AFFO anticipated for fourth quarter of 2016 (all amounts are net of Noncontrolling Interests Adjustments):				
Same Store NOI	$	0.14	$	0.14
NOI from stabilized non-comparables, lease ups and developments		0.05		0.06
Interest expense, net of capitalized interest		(0.07)		(0.05)
General and administrative expenses, net		(0.04)		(0.03)
Interest income		0.01		0.01
Proforma weighted average number of common shares outstanding - diluted		167.6		167.6

Reconciliation of full-year 2016 guidance

	Guidance Range - Per Share			
Proforma annualized net income (loss) attributable to common stockholders	**$**	**(0.12)**	**$**	**(0.11)**
Add (deduct) NAREIT defined adjustments:				
Real estate depreciation and amortization		0.73		0.74
Gains on sales of real estate		(0.10)		(0.10)
Less: Noncontrolling Interests Adjustments		(0.19)		(0.19)
Proforma FFO annualized - NAREIT defined		**0.32**		**0.34**
Add (deduct) adjustments to arrive at Proforma Core FFO annualized:				
Other (primarily workforce reduction)		0.04		0.04
Less: Noncontrolling Interests Adjustments		(0.01)		(0.01)
Proforma Core FFO annualized		**0.35**		**0.37**
Add (deduct) adjustments to arrive at Proforma AFFO annualized:				
Other (primarily stock compensation expense and recurring capital expenditures)		0.01		0.01
Less: Noncontrolling Interests Adjustments		—		—
Proforma AFFO annualized	**$**	**0.36**	**$**	**0.38**
Proforma weighted average number of common shares outstanding - diluted (in millions)		167.6		167.6

© Monogram Residential Trust, Inc. 48

Definitions and other Explanatory Information Capital Expenditures Non-Recurring Amounts capitalized in accordance with GAAP related to property upgrades and building improvements, such as remodeling, investments in longer-lived assets and infrequent or unscheduled expenditures that are not considered Revenue Producing such as roofs, minor lobby renovations and parking lots. Recurring Amounts capitalized in accordance with GAAP that help preserve but generally do not increase the value and functionality of the community, such as replacements for appliances, carpeting and floorings, HVAC equipment, and individual unit turnover costs. Repairs and maintenance amounts are expensed as incurred. Revenue Producing Amounts capitalized in accordance with GAAP that are expected to directly increase rental rates, such as major renovations and rehabilitations of units and common areas, improvements to leasable areas, retail tenant improvements and leasing. Costs related to developments and entire community rehabilitations are not included in Revenue Producing. Community Classifications Construction A multifamily community is considered under development and construction once we have signed a general contractor’s agreement and vertical construction has begun and ends once lease up has started. Communities under construction are classified as construction in progress for GAAP presentation. Land Held for Future Development Land held with no current significant development activity but may include development in the future is considered land held for future development. As of September 30, 2016, we did not have any land held for future development. Lease up A multifamily community is considered in lease up when the community has begun leasing. A temporary certificate of occupancy may be obtained as units are completed in phases, and accordingly, lease up may occur prior to final completion of the building. Lease up communities are generally classified in construction in progress for GAAP presentation prior to substantial completion and are generally classified in land, buildings and improvements once substantially complete. Operating A multifamily community is considered operating when substantially constructed and capable of generating all significant revenue sources. At such time, the community is classified as land, buildings and improvements for GAAP presentation. Pre-development A multifamily community is considered in pre-development during finalization of budgets, permits and plans and ends once a general contractor agreement has been signed and vertical construction has begun. As of September 30, 2016, we did not have any developments classified as pre-developments. Quarterly Stabilized Same Store Our Quarterly Stabilized Same Store multifamily communities are defined as those that are stabilized and comparable for both the current and prior year quarters. Same Store Our Same Store multifamily communities are defined as those that are stabilized and comparable for both the current and the prior calendar reporting year. Stabilized We consider a multifamily community to be Stabilized generally when the multifamily community achieves 90% occupancy. Stabilized communities that are not Same Store are described as stabilized non-comparable communities. Non-comparable stabilized communities are stabilized as of the latest quarter end, but may not be stabilized for the entire quarter or year to date. Debt Classifications Co-Investment Venture Level Debt Co-Investment Venture Level Debt is defined as debt that is an obligation of the joint venture and is not an obligation or contingency for us but does allow us to increase our access to capital. Company Level Debt Company Level Debt is defined as debt that is a direct or indirect obligation of the Company or one of its wholly owned subsidiaries. Recourse Debt The portion of debt for which the Company has provided recourse guarantees. Normal “bad boy” provisions, e.g. bankruptcy and environmental, are not included as Recourse Debt. © Monogram Residential Trust, Inc. 49

Definitions and other Explanatory Information EBITDA A non-GAAP measurement of earnings before interest, taxes, depreciation, amortization, and other non-recurring items. Similar to other non-GAAP measurements, EBITDA is presented on our Proportionate Share. Deduction for interest expense only includes stated interest expense. Fees and other charges are included as an expense in EBITDA. Amortization expense adjustments include amortization of deferred finance fees and all purchase accounting intangibles. We also present adjusted EBITDA which includes adjustments for gains or losses on early extinguishment of debt, impairment, workforce reduction and similar activities. Economic Costs Represents costs for all on-site development and construction costs recognized for GAAP, but including certain items expensed for GAAP (primarily specific financing and operating expenses incurred during lease up) and excluding certain GAAP costs related to consolidated allocated costs, former sponsor-related fees and other non-cash capitalized cost items. Effective Ownership Effective ownership represents our participation in the distributable operating cash and may change over time as certain milestones related to budgets, plans and completion are achieved. This effective ownership is indicative of, but may differ from, percentages for distributions, contributions or financing requirements. Fee Income Our revenue collected from joint ventures related to property management, asset management and dispositions. Financial Ratios Debt (or Net Debt) to EBITDA Total contractual debt divided by annualized EBITDA based on respective reporting period. Contractual debt excludes certain GAAP adjustments, primarily purchased discounts and premiums. Net debt presentations deduct cash and cash equivalents from the total debt amounts. Our presentation is based on our Proportionate Share. Excluding Development Activity As developments prior to stabilization are not yet producing expected operating results but may have outstanding debt and related interest and other finance charges (directly or indirectly), we also present certain ratios without the related NOI deficit, associated development debt, interest and other finance charges. Fixed Charge Income/loss from continuing operations, before gains on sales of real estate, adjusted for depreciation, amortization, federal and state income taxes, early extinguishment of debt, acquisition expenses, fair value adjustments, non cash and non-recurring expenses. Our presentation is based on our Proportionate Share. Monthly Rental Revenue Per UnitMonthly rental revenue per unit is calculated based on the leases in effect as of the indicated date, including in-place base rents for the occupied units and the current market rate for vacant units, including the effects of any rental concessions and affordable housing payments and subsidies, plus other charges for storage, parking, pets, trash or other recurring resident charges. Operating Margin NOI divided by total revenue. Joint Venture Partners Stichting Depositary PGGM Private Real Estate Fund (“PGGM”) PGGM is a $225 billion Dutch foundation acting in its capacity as title holder of and for the account of PGGM Private Real Estate Funds and its affiliates, a real estate investment vehicle for Dutch pension funds. Ten year (through 2023) - $300 million commitment including operating and development properties. We are also entitled to receive promoted interests after PGGM realizes defined returns. We and, under certain circumstances, PGGM also have buy/sell rights, which if exercised by us, may require us to acquire PGGM’s respective ownership interest or if exercised by PGGM, may require us to sell our respective ownership interest. Milky Way Partners, L.P. (“NPS”) NPS, the primary partner of which is Korea Exchange Bank, as Trustee for and on behalf of National Pension Service (acting for and on behalf of the National Pension Fund of the Republic of Korea Government, a $491 billion fund). We and, under certain circumstances, NPS have buy/sell rights, which if exercised by us, may require us to acquire NPS’s respective ownership interest or if exercised by NPS, may require us to sell our respective ownership interest. Developer partners Developer partners include national or regional real estate developer/owners. Generally, the developer partners have initial capital requirements until certain milestones are achieved, at which point their initial capital contributions are returned to them. The developer partners have a back-end interest generally only attributable to distributions related to a property sale or financings. The developer partners also have put options, one year after completion of the development where we (and in most cases PGGM) would be required to acquire their back-end interest at a set price as well as options to trigger a mark-to-market process generally after the seventh year after completion and a buy/sell after the tenth year. The amount of the individual put options range from $0.8 million to $6.4 million. © Monogram Residential Trust, Inc. 50

Definitions and other Explanatory Information

Subsidiary preferred units Subsidiary preferred units issued in order for PGGM and NPS investments to qualify as a REIT. Units are callable at our option, paying an annual distribution of 12.5% on the face amount of $500 per unit.

Noncontrolling Interests Adjustments As further discussed in the Ownership Presentations section of Definitions and other Explanatory Information, our Proportionate Share information could be useful to investors in analyzing our financial information and our loan covenant compliance. Where the Noncontrolling Interests Adjustments are presented side by side with the GAAP amount, our Proportionate Share can be calculated by adding the Noncontrolling Interests Adjustments amount to the GAAP amount. For example, if the following information was presented:

	GAAP Amount		Noncontrolling Interests Adjustments	
GAAP account A	$	100	$	(25)
GAAP account B	$	(200)	$	50

The Proportionate Share amount for GAAP account A would be $75 and the Proportionate Share amount for GAAP account B would be ($150).

Non-GAAP Measurements

We use the following non-GAAP measurements to present different components of our performance. We believe this information is also useful to our investors in comparing our results to other real estate companies and trusts because they provide characteristics of our performance that reflect the reality that real estate generally appreciates over time, which is not reflected in most depreciation methods, and focus on operating results widely used by real estate investors. We also use FFO as adjusted for straight-line rents, stock compensation expense, and recurring capital expenditures as a basis for certain of our debt covenant calculations. These non-GAAP measurements should not be considered as alternatives to net income (loss) presented in accordance with GAAP but as a supplemental performance measurement. Because these measurements may exclude certain cash flows, gains, revenues or expenses, we caution that these measurements may not be representative of our current or future performance as presented in accordance with GAAP. There can be no assurance that our methods for computing these non-GAAP measurements is comparable with that of other real estate companies and trusts in all respects. A reconciliation for each non-GAAP measurement to the most applicable GAAP measurement is provided on pages 7, 8 and 19. Unless otherwise noted, our presentation is based on our Proportionate Share.

Funds from Operations ("FFO") FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests.

Core FFO Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, acquisition expenses, contingent purchase price adjustments, gain or loss on derivative fair value adjustments and non-recurring expenses, such as workforce reduction.

Adjusted Core FFO ("AFFO") AFFO is calculated starting from Core FFO adjusted for Recurring capital expenditures, Straight-line rents and stock compensation expense.

Net Operating Income ("NOI") NOI is calculated as total rental revenue less direct property operating expenses including real estate taxes. NOI does not include property management revenues, interest income, property management expenses, depreciation, interest and other finance expense, corporate general and administrative expenses, overhead allocations and other non-onsite operations. We provide NOI on our Proportionate Share.

Projected NOI Yield at Stabilization Projected NOI from the date the community is first stabilized for the following 12 months divided by the projected Economic Costs.

© Monogram Residential Trust, Inc. 51

Definitions and other Explanatory Information

Occupancy Physical occupancy is defined as the residential units occupied for multifamily communities divided by the total number of residential units. All occupancy is presented on a consolidated basis.

Ownership Presentations

Consolidated Presentation in accordance with GAAP, where ownership interests that generally provide us the ability to control the operation are presented at 100% of the assets, liabilities and operations. Amounts related to Noncontrolling Interests are aggregated and adjusted in summary. In Proportionate Share presentations, the Noncontrolling Interest amounts are eliminated and replaced with our share.

Noncontrolling Interest The amounts attributable in a consolidation presentation to minority equity interests or owners without a controlling interest. In a proportionate presentation, these amounts are eliminated. GAAP recognizes two types of noncontrolling interests. **Non-redeemable Noncontrolling Interest** represents ownership interests that are not redeemable by the equity holders and are presented as part of permanent equity. **Redeemable Noncontrolling Interest** represents temporary equity not within our control, where the equity holder has the right to require that their interest be redeemed in cash. Our primary Redeemable Noncontrolling Interest is the put options exercisable by developer partners. Redeemable Noncontrolling Interests are presented in our consolidated balance sheet outside of permanent equity between debt and equity.

Proportionate Share A non-GAAP presentation of financial amounts at our effective cash share based on our current participation in distributable operating cash. The amounts include our share of Unconsolidated Joint Ventures and exclude Noncontrolling Interest in consolidated joint ventures. As of 2016, all interests are consolidated, where we are the controlling interest. (See Note 1 of our financial statements for further discussion of our relationship to the unconsolidated investees.) Proportionate Share presentations may be useful in analyzing our financial information by providing revenues, expenses, assets and liabilities attributable only to our shareholders. Management uses this information to allocate resources and evaluate investments. Proportionate Share presentations are also relevant to our investors and lenders as it highlights operations and capital available for our lenders and investors and is the basis used for several of our loan covenants. However, our Proportionate Share does not include amounts related to our consolidated operations and should not be considered a replacement for corresponding GAAP amounts presented on a consolidated basis. Investors are cautioned that our Proportionate Share amounts should only be used to assess financial information in the limited context of evaluating amounts attributable to shareholders. We present our Proportionate Share along with the corresponding GAAP balance and reconciling adjustments.

Unconsolidated Joint Venture In accordance with GAAP, investments in joint ventures that are presented on the equity method of accounting, reporting net assets as a single net investment and operations as a single equity in earnings. In Proportionate Share presentations, the investment and the equity in earnings are eliminated and replaced with our current effective cash share based on our current participation in distributable operating cash. In May 2015, we acquired our remaining unconsolidated joint venture.

Percent Complete To provide one measure of development status, calculated as Economic Costs incurred divided by total Economic Costs.

Proportionate Share of Unconsolidated Joint Venture As further discussed in the Ownership Presentations section of Definitions and other Explanatory Information, our Proportionate Share information could be useful to investors in analyzing our financial information and our loan covenant compliance. Where the Proportionate Share of Unconsolidated Joint Venture are presented side by side with the GAAP amount, our Proportionate Share can be calculated by adding the Noncontrolling Interests Adjustments amount to the GAAP amount. For example, if the following information was presented:

	GAAP Amount	Proportionate Share of Unconsolidated Joint Venture Adjustments
GAAP account A	$ 100	$ (25)
GAAP account B	$ (200)	$ 50

The Proportionate Share amount for GAAP account A would be $75 and the Proportionate Share amount for GAAP account B would be ($150).

© Monogram Residential Trust, Inc. 52

Definitions and other Explanatory Information QTD Amounts for the applicable quarter for the indicated year (Quarter to date). Straight-line rents In accordance with GAAP, rental revenues are recorded evenly over the contractual period, irrespective of the timing of cash collections. The difference between the amount actually collected for a period and the straight-line amount is referred to as the Straight-line rent adjustment. This adjustment amount is reversed in presenting AFFO. Unfunded Commitments Amounts under a contractual commitment that have not been funded. Unfunded Commitments do not include amounts related to fundings that are contingent on future events that are within our control. Remaining commitments do not include amounts that are contingent on future events. Year Built The date the community is substantially completed or renovated and ready for its intended use. YTD Amounts for the entire period of the applicable year (Year to date). © Monogram Residential Trust, Inc. 53